Exhibit 10.1

OFFICE LEASE

LANDLORD:

NODENBLE ASSOCIATES, LLC,

a Delaware limited liability company

TENANT:

ADS ALLIANCE DATA SYSTEMS, INC.,

a Delaware corporation

Regarding the Premises Located at:

One Legacy Circle

7500 Dallas Parkway

Plano, TX 75024

OFFICE LEASE

THIS OFFICE LEASE is dated effective and for identification purposes as of October 1, 2009 (“Lease”), and is made by and between NODENBLE ASSOCIATES, LLC, a Delaware limited liability company (“Landlord”), and ADS ALLIANCE DATA SYSTEMS, INC., a Delaware corporation (“Tenant”).

IT IS AGREED AS FOLLOWS:

1. BASIC LEASE TERMS.

1.1 Landlord’s Address for Notice:	NODENBLE Associates, LLC
c/o CB Richard Ellis, Inc.
5741 Legacy Drive, Suite 205
Plano, TX 75024
Attn: Property Manager of One Legacy Circle

With copy to:	Principal Real Estate Investors
801 Grand Avenue, Dept H-137
Des Moines, IA 50392-1370
Attn: Central CRE - Equities Team

Rent Payment Address:	Nodenble Associates, LLC CWL001
PO Box 82552
Goleta, CA 93118-2552

Tenant’s Address for Notice	ADS Alliance Data Systems, Inc.
after Commencement Date:	7500 Dallas Parkway, Suite 800
Plano, TX 75024
Attention: James E. Pierce

With copy to:	ADS Alliance Data Systems, Inc.
7500 Dallas Parkway, Suite 800
Plano, TX 75024
Attn: General Counsel

Tenant’s Address for Notice	ADS Alliance Data Systems, Inc.
prior to Commencement Date:	17655 Waterview Parkway
Dallas, TX 75252
Attn: James E. Pierce

With copy to:	ADS Alliance Data Systems, Inc.
17655 Waterview Parkway
Dallas, TX 75252
Attn: General Counsel

1.2 Guarantor: None.

1.3 Premises: Suites 600, 700 and 800 of the Building as shown on the floor plans attached hereto as Exhibit A, containing approximately 84,262 rentable square feet of space (of which 27,937 rentable square feet is located on the 6th floor, 27,925 is located on the 7th floor and 28,400 is located on the 8th floor), which is the final agreement of the parties and is not subject to change. Landlord represents that it instructed its architect to measure the Building and Premises in accordance with American National Standard Method of Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-1996, published by the Building Owners and Managers Association International (1996 BOMA Standards).

1.4 Building: That certain building located at 7500 Dallas Parkway, Plano, Texas 75024, and commonly referred to as One Legacy Circle. The Building contains approximately 214,110 rentable square feet of space, which is the final agreement of the parties and not subject to change. The term “Property” shall mean the land described in the Exhibit A-1 attached hereto and all improvements, including the Building, located thereon.

1.5 Lease Term: One hundred thirty-two (132) full calendar months and any partial month.

1.6 Commencement Date: The earlier of (i) June 30, 2010, or (ii) as to each floor, the date on which Tenant commences operating business from any portion of the floor. Tenant shall not be deemed to be operating business from a floor if Tenant is merely installing furniture, fixtures or equipment or otherwise preparing for occupancy. If the Commencement Date is deemed to be June 30, 2010, and Tenant has not commenced operating business from the Premises, then Base Rent shall be waived for such day and the rental abatement period (set forth in Section 1.8 below) shall be deemed to commence until July 1, 2010.

1.7 Expiration Date: The last day of the one hundred thirty second (132nd) full calendar month following the last applicable Commencement Date.

1.8 Base Rent:

Months	Annual Base Rent/RSF	Monthly Installment
01 – 12	$	$	*
13 – 24**	$	$
25 – 36	$	$
37 – 48	$	$
49 – 60	$	$
61 – 72	$	$
73 – 84	$	$
85 – 96	$	$
97 – 108	$	$
109 – 120	$	$
121 – Expiration Date	$	$

*	Tenant is entitled to receive ( ) months of rental abatement per floor. Accordingly, in the event that the Commencement Date for any floor is other than the first day of a calendar month, the first and last calendar months shall be prorated and the partial month shall be added to the month immediately following the applicable abatement period. Such abatement shall apply solely to payment of the monthly installments of Base Rent and Operating Expenses (including, without limitation, Taxes, Insurance and Common Area Charges), but shall not be applicable to any electricity consumed by Tenant (which must still be paid by Tenant during the abatement and partial abatement periods) or any other charges, expenses or costs payable by Tenant under this Lease. Landlord and Tenant agree that the abatement of rental and other payments contained in this Section is conditional and is made by Landlord in reliance upon Tenant’s faithful and continued performance of the terms, conditions and covenants of this Lease and the payment of all monies due Landlord hereunder. In the event that Tenant is evicted due to a default beyond any applicable notice and cure period, then the unamortized portion (with amortization on a straight-line basis over the entire initial term of this Lease) of all conditionally abated rental (to the extent not specifically included in any award of future rental) shall become fully liquidated and immediately due and payable (without limitation and in addition to any and all other rights and remedies available to Landlord provided herein or at law and in equity).
**	Such rental rate shall be in effect until the 24th full calendar month following the last applicable Commencement Date.

1.9 Tenant’s Proportionate Share: A fraction, the numerator of which is the number of rentable square feet within the Premises and the denominator of which is the number of rentable square feet in the Building.

1.10 Base Year:	CAM Base Year: Calendar year 2010. The CAM Base Year shall not be applicable to electrical costs for the Premises, for which there shall be a full pass-through without reduction as more fully set forth in Section 4(F) below.

Tax Base Year: Calendar year 2010. The Tax Base Year shall be based on a fully assessed Building. For the purposes of determining Margin Tax applicable to the Tax Base Year, Base Rent shall be deemed to be $ per rentable square foot of space within the Premises.

1.11 Restoration Deposit:                                          and No/100ths Dollars ($            ) payable ninety (90) days prior to the Expiration Date (as may be extended due to any extension of the Term).

1.12 Allowance:                                                                                  and No/100 Dollars ($                    ) (i.e., $ per rentable square foot of space in the Premises), as more fully set forth in the Work Letter, attached hereto as Exhibit C. Additionally, provided that (i) Tenant is not then in default beyond any applicable notice and cure period, (ii) is then occupying and doing business from at least one (1) floor of the Premises, (iii) the Tenant Improvements (as defined in Section 3 of the Work Letter) have been substantially completed, and (iv) has completed, executed and delivered to Landlord a Confirmation of Lease Terms, the form of which is attached hereto as Exhibit D, then Landlord will pay to Tenant within thirty (30) days the balance of the commissions due and payable to Tenant’s Broker applicable to this Lease.

1.13 Brokers:	Landlord’s Broker: CB Richard Ellis, Inc.
Tenant’s Broker: Cushman & Wakefield of Texas, Inc.

1.14 Parking Spaces: Tenant and its Permitted Transferees (as defined below) and its and their respective officers, employees, agents, servants, customers, licensees, contractors, and invitees (collectively, “Tenant Parties”) shall have the non-exclusive right to use 3.5 of the parking spaces in the Parking Garage (as defined below) for each full 1,000 rentable square feet of space within the Premises for the initial Term of the Lease (collectively, the “Parking Spaces”), subject to (1) such Rules and Regulations (as defined herein) as Landlord may promulgate from time to time and (2) rights of ingress and egress of other tenants and their employees, agents and invitees. Forty-five (45) of the Parking Spaces shall be reserved spaces (the “Reserved Parking Spaces”) in the parking garage located at the Property (the “Parking Garage”), and the location of each of the Reserved Parking Spaces is identified on the Exhibit G attached hereto, which location shall not change without the consent of both parties.

1.15 Parking Rent: Tenant shall not be obligated to pay any rental fees with respect to the Parking Spaces during the initial term of this Lease.

1.17 Permitted Uses: General office uses in keeping with the first class nature of the Building, as well as a fitness center for the use by the parties identified in Section 2(C) below. Any fitness center shall be located on the 7th floor of the Building.

1.18	Amount Due on Execution:	Base Rent	$
		Electrical (Estimate Only):	$

		Total:	$

2. DEMISE; USE; AND RENT.

(A) “As Is”. Landlord does hereby lease to Tenant and Tenant hereby accepts the Premises on the terms set forth herein. TENANT ACKNOWLEDGES THAT IT HAS INSPECTED AND ACCEPTS THE PREMISES IN ITS “AS-IS, WHERE IS” CONDITION. However, Landlord shall make all improvements required under this Lease or the attached Work Letter, as applicable.

(B) Delivery. Landlord shall, on the first business day after Landlord’s execution and delivery of this Lease to Tenant, deliver possession of all of the Premises, free of any tenancies or other rights of third parties. Landlord has previously completed the initial work described on the Exhibit K attached hereto (the “Initial Shell Space Work”). The initial Shell Space Work was complete in compliance with all Laws (as defined below) applicable thereto including, without limitation, all Disability Laws (as defined in Section 4(A)(2) below).

(C) Permitted Use. Tenant covenants that the Premises will be used only for the Permitted Use together with the incidental activities of Tenant, its affiliated companies or other subsidiary companies, or any Permitted Transferee, and for no other use or purpose without Landlord’s prior written consent thereto. Tenant further covenants that the Premises will not be used or occupied for any unlawful purposes. Tenant further acknowledges that it has received no written or oral inducements from Landlord or any of Landlord’s representatives concerning this Lease (other than as specifically set forth herein) or that Tenant will be granted any exclusive rights other than those expressly provided to Tenant pursuant to this Lease. Any use (other than the Permitted Use) that causes a material increase in the cost of insurance carried by Landlord in connection with the Building shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing or anything else to the contrary contained in this Lease, (i) in no event shall Landlord have the right to restrict and/or prevent the use of equipment or other personal property within the Premises as long as the same does not exceed the load bearing capacity of the floor of the Premises on which it is located and, if applicable, the integration of the same with Building systems is done in accordance with the provisions of this Lease applicable thereto, and (ii) Landlord acknowledges that the Permitted Use includes the use of a portion of the Premises for fitness center use for the Tenant Parties only complimentary to general office use (“Fitness Center Use”), that such use will result in activities taking place that do not ordinarily take place in a commercial office building, and, as a result thereof, Landlord shall have no right to restrict such activities as long as they do not create noise or vibration detectable outside of the Premises which reasonably interferes in a materially adverse manner the use of space in the Building other than the Premises for general office use. Tenant may not sell memberships for the Fitness Center Use. Tenant shall be solely responsible at its sole cost and expense for cleaning and maintaining the fitness center. Former employees, members of the immediate family of any employees of the Tenant Parties who are at least 16 years old may use the Fitness Center, and such use will constitute “Fitness Center Use”. Persons the age of 18 and younger may use the fitness center only if accompanied by an employee of a Tenant Party. Persons not then employed by a Tenant Party may use the fitness center outside of Normal Building Hours only if accompanied by an employee of a Tenant Party (and Landlord may require other reasonable security measures in the event that Landlord informs Tenant of any legitimate security concerns). Fitness center hours must be limited to Monday through Friday 6:00 a.m. through 10:00 p.m. and Saturdays, Sundays and Holidays 8:00 a.m. through 6:00 p.m. Tenant shall use its best efforts to ensure that patrons of the fitness center do not wear workout/exercise attire in the Common Areas of the Building during Normal Building Hours (professional business attire is required in the Common Areas Monday thought Friday (excluding Holidays) between the hours of 8:30 a.m. and 6:00 p.m.).

(D) Base Rent. Subject to Sections 1.9 and 1.18 above, monthly installments of Base Rent and other amounts due hereunder (collectively, “Rent”) are due on the first day of each month following the Commencement Date in advance without demand and without deduction, abatement, or setoff during the Lease Term except as otherwise provided to the contrary in this Lease. Rent payable during the term of this Lease which is for a period of less than an entire month shall be adjusted on a pro-rata basis. Rent shall be payable in lawful money of the United States to Landlord at the address stated herein or to such other persons or at such other places as Landlord may designate in writing.

(E) Common Areas. Notwithstanding anything to the contrary contained in this Lease, the Tenant Parties shall have the non-exclusive right to use the Common Areas (as defined below) for their intended purposes, in common with others, subject to the terms of this Lease and such rules and regulations therefor that Landlord may reasonably and non-discriminatorily promulgate from time to time and provide in writing to Tenant. The term “Common Areas” shall mean those areas located within the Building or otherwise at the Property designated by Landlord, from time to time, for the common use or benefit of tenants generally and/or the public, and will in any event include, for the purposes of this Lease, the Parking Garage and all other parking areas associated with the Building.

3. RESTORATION DEPOSIT. Tenant shall deposit the Restoration Deposit with Landlord at least ninety (90) days prior to the Expiration Date (subject to extension by the exercise of any right to extend the term of this Lease) as security for Tenant ’s obligations to surrender the Premises in the time and manner required under this Lease. If Tenant fails to comply with the surrender provisions hereunder, Landlord may use, apply or retain all or any portion of said deposit for the payment of any actual costs or other charges to which Landlord may become obligated by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Lessor may suffer thereby. Landlord shall not be required to keep said deposit separate from its general accounts. If Tenant performs all of Tenant’s obligations hereunder to be performed as of the date of the expiration or any early termination of this Lease, said deposit, or so much thereof as has not theretofore been applied by Landlord shall be returned, without payment of interest or other increment for its use to Tenant (or at Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder), within forty-five (45) days after such expiration or earlier termination date, and after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to said Restoration Deposit. Tenant hereby agrees not to look to any mortgagee as mortgagee, mortgagee-in-possession or successor in title to the Premises for accountability for any Restoration Deposit required by Landlord hereunder, unless said sums have actually been received by said mortgagee as security for Tenant’s performance of this Lease. Landlord may deliver the funds deposited hereunder by Tenant to the purchaser of Landlord’s interest in the Premises, in the event that such interest is sold, and thereupon Landlord shall be discharged from any further liability with respect to said Restoration Deposit as long as such purchaser has assumed all of the obligations of the Landlord under this Lease from and after the effective date of such sale. The Restoration Deposit is not liquidated damages and does not limit the liability of Tenant hereunder.

4. OPERATING EXPENSES.

(A) The term “Operating Expenses” means all costs incurred by Landlord in connection with managing, securing, insuring, repairing, replacing, operating and providing utilities to the Property and the Common Areas (including, without limitation, landscaped areas, parking areas, hallways, lobbies, and common restrooms). Operating Expenses include, without limitation, the costs associated with items (1) through (3) below to the extent not excluded from the definition of this term in Section 4(A)(4) below.

(1) Services. Provided that this Lease or Tenant’s right to possession of the Premises have not been terminated, Landlord shall furnish the following services (collectively, the “Landlord Services”) to or for the benefit of the Premises at all times during the term of this Lease: (i) potable water (heated and cold) provided for general use of tenants of the Building or to points of supply in the Premises installed by Landlord (for example, 6th, 7th and 8th floor restrooms) or by Tenant in accordance with this Lease, and sewer service (including, without limitation, sanitary wastewater disposal) to the points of connection provided for the general use of all other tenants in the Building as well as points of connection installed by Landlord; (ii) heat, air conditioning and ventilation service (“HVAC Service”) in season to provide a temperature reasonably required for the use and occupancy of the Premises for the Permitted Use and as typically provided to occupants of Comparable Properties (as defined in Section 4(A)(2) below), during Normal Building Hours (as defined below), and in any event sufficient to comply with all Laws applicable to air quality within commercial office buildings; (iii) janitorial services (including trash removal) consistent with Comparable Properties and substantially in accordance with Exhibit I, attached hereto, on Business Days other than Holidays for Building-standard installations (Landlord reserves the right to bill Tenant separately for the actual cost for extra janitorial service reasonably required for non-standard installations Landlord reasonably incurs in connection therewith) and such window washing as may from time to time in Landlord’s judgment be reasonably required and in any event not less often than generally provided by owners of Comparable Properties; (iv) elevators for ingress and egress to the floors on which the Premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of elevators to be in operation at times other than during Normal Building Hours and on Holidays; (v) replacement of Building-standard light bulbs and fluorescent tubes (but not incandescent light bulbs, nonstandard fixtures, or other lamps of Tenant); (vi) Building system capacity for electrical current for Premises that does not require more than the Landlord-Supplied Electrical Power (as defined below); (vii) security services substantially consistent with the security services offered by the owners of Comparable Properties, on a basis of not less than six (6) days and forty-eight (48) hours per week; (viii) security escort service at times when security personnel are available and upon reasonable advance notice for persons working at the Premises; (ix) during Normal Building Hours and such other hours as Landlord may elect, maintain and keep lighted the lobby of the Building and all common stairs, entries and restrooms in the Building; (ix) keep lighted all parking areas within the Common Areas during Normal Building Hours and at such other times and in the manner and to the extent deemed by Landlord to be in keeping with the standards of other Comparable Properties; (x) maintenance, repairs and replacements contemplated by Section 4(A)(2) below; (xi) such life safety services as may be required by applicable Laws or as Landlord may otherwise elect; (x) a canopy/covered walkway from the Building’s entrance to the Parking Garage (the “Walkway Canopy”) to be initially constructed prior to the Commencement Date at no cost to Tenant; and (xi) HVAC Service during hours other than Normal Building Hours subject to Tenant’s payment of the charge for such service as provided below. Landlord agrees to provide to Tenant Building system capacity for electrical power for 1.5 watts per square foot of rentable area of the Premises for Tenant’s lighting (high voltage power) and 4.0 watts per square foot of rentable area of the Premises for convenience power (low voltage power) transformed and provided in the panel (collectively, the “Landlord-Supplied Electrical Power”). Except as otherwise provided to the contrary in this Lease, failure by Landlord to any extent to make available, or any slowdown, stoppage or interruption of these services shall not render Landlord liable in any respect for damage to either person, property or business, nor be construed an eviction of Tenant or work an abatement or offset of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. Should any equipment or machinery furnished by Landlord breakdown or for any cause cease to function properly, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no claim for abatement of Rent (except as otherwise provided to the contrary in this Lease) or damages on account of any interruption in service occasioned thereby or resulting therefrom. In the event Tenant requests and Landlord provides any services that are not Building standard (or such services are standard only during Normal Building Hours and Tenant desires the same outside of Normal Building Hours; “Normal Building Hours” means 7:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. to 1:00 p.m. Saturday, specifically excluding Sundays and Holidays), then Landlord shall have the right to bill Tenant and Tenant agrees to pay for such additional services. The charge for after-hours HVAC is currently $50.00 per hour per floor and $25 per hour for each half floor (either north or south half), but may be increased in direct proportion to increases in the kilowatt hour charge to the Building from the applicable utility provider. The term “Holidays” means New Year’s Day, Memorial Day, July 4th, Labor Day, Thanksgiving, the day after Thanksgiving Day, and Christmas. Tenant will not install or operate in the Premises any electrically operated equipment or machinery that exceeds Landlord-Supplied Electrical Power without first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed. Landlord may condition such consent upon the payment by Tenant of additional rent in compensation for the cost of any additional wiring or apparatus that will be necessary due to the operation of such equipment or machinery, but in no event will Landlord condition such consent to any payment by Tenant of additional rent in compensation for any excess consumption of electricity or other utilities if Tenant pays such utility charges directly to the applicable provider. Tenant shall not install any equipment of any type or nature that will or may necessitate any changes, replacements or additions to, or in the use of, the Building Systems serving the Premises or the Building, without first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein other than the Premises to such a degree as to reasonably interfere in a materially adverse manner with the use of space in the Building other than the Premises for general office use shall be installed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to prevent such interference. Provided that Tenant is given not less than five (5) business days’ advance notice thereof, Landlord may during non-Normal Building Hours shut down the Building’s electrical system from time-to-time for scheduled testing and maintenance of the electrical switchgear and distribution system in a manner so as to minimize any interference with the conduct of Tenant’s business in the Premises.

If Landlord fails to provide any essential Building services specifically required to be provided by Landlord under this Lease, and such interruption of service renders the Premises or any material portion of the Premises untenantable for a period of five (5) consecutive business days following Landlord’s receipt of written notice from Tenant of such interruption of service, or for fifteen (15) days in any twelve (12) month period of time, the Rent shall abate in proportion to the area of the Premises that is rendered untenantable, retroactive to the date such interruption began or on the sixteenth (16th) day of such interruption, as applicable. No such abatement shall be provided if such interruption of service is caused by Tenant, its agents, employees, contractors, subtenants, invitees or assignees, except to the extent Landlord actually receives insurance proceeds applicable to the same. The Premises shall be considered untenantable if Tenant cannot use the Premises or portion thereof affected in the conduct of its normal business operations at the Premises as a result of said interruption of service to the Premises. The abatement herein provided shall be Tenant’s sole and exclusive remedy for interruption of service except as otherwise provided to the contrary in this Lease (for example, self-help remedies provided to Tenant below). Landlord agrees to use its reasonable efforts to restore such services as soon as possible. Tenant agrees to cooperate at no cost to Tenant with Landlord in remedying any such interruption of Landlord-provided services to the extent such cooperation is reasonably necessary in connection therewith. If Landlord fails to provide HVAC, electric, water, elevator, or sewer service to the Premises for one hundred eighty (180) days, then Tenant may thereafter terminate this Lease upon ten (10) business days’ prior written notice to Landlord (unless such services are restored prior to the expiration of said period). The terms and conditions of this paragraph shall not apply to situations contemplated under provisions of the Lease pertaining to condemnation, eminent domain, damage or destruction elsewhere described in this Lease.

Subject to the provisions contained herein relating to force majeure, condemnation, and casualty, and provided further that no Event of Default has occurred and is then continuing, Tenant shall have the following self help rights to perform Landlord’s duties under this Lease:

(i) Emergency. If there is an emergency that threatens person or property and requires immediate intervention to prevent potential loss, damage and/or injury, then Tenant may only take such measures as are reasonably necessary to prevent such potential loss, damage and/or injury. Tenant shall use commercially reasonable efforts to inform Landlord of such emergency as soon as possible. If so directed by Landlord during the emergency situation, Tenant shall cease its self help activities, provided that Landlord contemporaneously with such cessation commences curative action to prevent further loss, damage and/or injury.

(ii) Non-Emergency.

(x) Premises. In the event that Landlord fails to make any repairs to the Building or its systems which directly affect the use of the Premises, or supply any services to Premises, Tenant shall have the right to provide written notice thereof to Landlord, which notice shall, if possible, specify with reasonable detail the failure and required action. Landlord shall cure such default within ten (10) business days after receipt of such notice (provided that if such failure cannot be cured within ten (10) business days, then such longer period as may reasonably be required provided that Landlord begins curative action within such 10-business day time period and thereafter diligently prosecutes such curative action to completion). In the event that Landlord fails to satisfy the applicable obligation(s) or provide the applicable service in the specified time period, then Tenant shall provide a second written notice to Landlord, which notice shall describe the work or service that Tenant intends to undertake and the estimated cost of such work or service, to the extent practical. In the event that Landlord fails to satisfy the applicable obligation(s) or provide the applicable service within five (5) business days following receipt of the second notice, Tenant may proceed to make the repairs or service that Landlord failed to make. Notwithstanding the foregoing, Tenant shall not make any such repairs or service in the event that (a) prior to any such repairs or service Landlord gives to Tenant written notice of the legitimate business reasons (other than lack of funds) as to why Landlord is not willing to make such repairs or service in the time requested by Tenant, and (b) not making such repairs or service will in no manner impair Tenant’s use of, and/or access to, the Premises. By way of example and not by limitation, it may be more effective for Landlord to make certain non-emergency repairs during warmer months of the year.

(y) Common Areas. In the event that Landlord fails to make any repairs to the Common Areas or supply any services to Common Areas, Tenant shall have the right to provide written notice thereof to Landlord, which notice shall, if possible, specify with reasonable detail the failure and required action. Landlord shall cure such default within ten (10) business days after receipt of such notice (provided that if such failure cannot be cured within ten (10) business days, then such longer period as may reasonably be required provided that Landlord begins curative action within such 10-business day time period and thereafter diligently prosecutes such curative action to completion). In the event that Landlord fails to satisfy the applicable obligation(s) or provide the applicable service in the specified time period, then Tenant shall provide a second written notice to Landlord, which notice shall describe the work or service that Tenant desires to undertake and the estimated cost of such work or service, to the extent practical. In such notice, Tenant may offer to pay the cost thereof (subject to reimbursement as set forth below). In the event that Landlord fails to satisfy the applicable obligation(s) or provide the applicable service within five (5) business days following receipt of the second notice, or Landlord accepts Tenant’s offer to pay the cost of the repairs and does not thereafter perform the applicable work within a reasonable period of time, then Tenant may thereafter either sue Landlord in a court of law or submit the matter to binding arbitration with the office of the American Arbitration Association that is closest to the Premises, and such arbiter shall be entitled to determine whether Landlord is obligated to make the applicable repairs or provide the applicable services. If Tenant is the prevailing party and Landlord either fails to reimburse Tenant the previously paid amounts within ten (10) business days or if Landlord fails to commence and thereafter diligently prosecute to completion the applicable repairs or services, as applicable, Tenant may take such curative action on behalf of Landlord. Notwithstanding the foregoing, Tenant shall not make any such repairs or service in the event that (a) prior to any such repairs or service Landlord gives to Tenant written notice of the legitimate business reasons (other than lack of funds) as to why Landlord is not willing to make such repairs or service in the time requested by Tenant, and (b) not making such repairs or service will in no manner impair Tenant’s use of, and/or access to, the Premises. By way of example and not by limitation, it may be more effective for Landlord to make certain non-emergency repairs during warmer months of the year.

(iii) Standard. All repairs by Tenant shall be made in a good and workmanlike manner, and otherwise in accordance with the applicable terms and conditions of this Lease (except for provisions requiring Landlord’s consent).

(iv) Reimbursement. Landlord shall reimburse to Tenant the reasonable cost of such activities or measures taken by Tenant as contemplated by subsections 4(A)(1)(i) and 4(A)(1)(ii) above within thirty (30) days following the date of Landlord’s receipt of evidence reasonably satisfactory of the actual amount of the same. If Landlord fails to pay to Tenant when due all or any portion of any amount payable by Landlord to Tenant pursuant to the express provisions of this Lease or any amendment thereto, and such failure continues for more than five (5) business days after Landlord’s receipt of written notice thereof, Tenant shall have the right, provided that Tenant is not then in default under this Lease beyond any applicable notice and cure period, to offset the unpaid amount due and payable to Tenant against each of the next accruing installments of Rent payable by Tenant pursuant to this Lease until such time as the unpaid amount has been fully repaid.

(v) Default Interest. For any amounts owed by Landlord to Tenant pursuant to this Lease that are more than thirty (30) days overdue, Tenant may recover interest thereon at the Prime Rate (as defined in Section 19(G) below) plus six percent (6%) from the date each such amount was due until the date paid by Landlord.

(2) Common Areas. Landlord shall be responsible for providing and/or maintaining in good condition and repair, in a manner consistent with similar class “A” office buildings within a five (5) mile radius of the Building (“Comparable Properties”), the following: (a) trash removal; (b) landscaping; (c) all labor costs and supply costs involved in the operation of the Property; (d) all Common Areas; and (e) the repair, maintenance and replacement of the Building and other improvements at the Property as follows: (i) the roof; (ii) all structural interior and exterior components of the Building and improvements except those modifications installed by Tenant; (iii) parking lot/garage, (iv) sidewalks, alleys and any and all access drives, including the removal of snow and ice therefrom; (v) HVAC Service equipment, lines and fixtures except for any supplementary air conditioning systems installed by or at the request of Tenant; (vi) plumbing equipment, lines and fixtures, including, but not limited to fire sprinkler and fire control systems, except for any of these items of Tenant’s personal property including, without limitation, dishwashers and refrigerators; (vii) electrical equipment, lines and fixtures, except for Tenant’s personal property including, without limitation, back-up generators and computer infrastructures; (viii) all ingress egress doors to the Building; (ix) exterior plate glass; (x) all utility lines and services, except to the extent installed or modified by or at the direction of Tenant; (xi) elevator equipment, lines and fixtures; (xii) the existing fiber optic loop system including, without limitation, the concrete duct bank and all conduits located therein; (xiii) the fountain located outside of the Building (which fountain is owned and maintained by the Karahan Corporation, a portion of the cost of the maintenance of which is allocated to the Building and included in Operating Expenses), and (xiv) the Walkway Canopy. Included in the definition of Operating Expenses shall be (1) all costs relating to the maintenance of the fountain to the extent not specifically excluded from the definition of such term in Section 4(A)(4) below, and (2) all dues paid to associations of which the Building is a part. Landlord will be responsible for causing the Common Areas to comply at all times in all material respects with the provisions of (A) Tex. Rev. Civ. Stat. Ann. art. 9102, as amended, (B) the Americans With Disabilities Act of 1990, 42 U.S.C. §§12101-12213, as amended, and (C) any other similar public accommodation Laws (collectively, “Disability Laws”), the cost of which is subject to inclusion as an Operation Expenses to the extent not specifically excluded from the definition of such term in Section 4(A)(4) below. Landlord will also be responsible for causing the Building and the operations therein (other than the Premises) to comply with all applicable health, safety, security and environmental Laws throughout the term of this Lease, the cost of which is subject to inclusion as an Operation Expenses to the extent not specifically excluded from the definition of such term in Section 4(A)(4) below.

(3) Insurance. Landlord shall keep in force during the term of this Lease insurance in such other amounts and coverages as Landlord or its lenders and/or beneficiaries deem appropriate and commercially reasonable. Without limitation to the generality of the foregoing, Landlord shall keep in full force and effect insurance in at least the following minimum types and levels:

(i) Fire, extended coverage and vandalism and malicious mischief insurance insuring the Building for the full replacement cost thereof with commercially reasonable deductibles;

(ii) A commercially reasonable policy of Commercial General Liability insurance with limits substantially consistent with similar Class A office buildings in the applicable submarket; and

(iii) Such other insurance as Landlord deems necessary in its sole and absolute discretion.

All insurance policies shall be issued in the names of Landlord and Landlord’s lender, and any other party reasonably designated by Landlord as an additional insured, as their interests appear. The insurance policies shall provide that any proceeds shall be made payable to Landlord, or to the holders of mortgages or deeds of trust encumbering Landlord’s interest in the Premises or Property, or to any other party reasonably designated by Landlord as an additional insured, as their interests shall appear. All insurance premiums for Landlord’s insurance shall be included in Operating Expenses.

(4) Exclusions from Operating Expenses. The following items will be excluded from any payment of Operating Expenses:

(a) costs of repairs, replacements or other work occasioned by casualties, or by the exercise by governmental authorities of the right of eminent domain;

(b) advertising and promotional expenses, leasing commissions, attorney’s fees, costs, disbursements and other expenses incurred by Landlord or its agents in connection with the solicitation of, advertising for, negotiating with or entering into leases or other prospective tenancy arrangements for space in the Building (including, without limitation, lease assumptions or payments made to satisfy lease obligations), or in connection with negotiations or disputes with and/or enforcement of agreements with such prospective tenants, tenants or other occupants of the Building, marketing or leasing consultants, property management, purchasers (or prospective purchasers), ground lessors (or prospective ground lessors), mortgagees (or prospective mortgagees) of the Building including leasing commissions and fees of attorneys or of marketing or leasing consultants or brokers;

(c) tenant allowances, tenant concessions, work letters, and other costs or expenses (including permit, license and inspection fees) incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for tenants or other occupants of the Building, or vacant, leaseable space in the Building, including space planning/interior design fees for same;

(d) payments of principal, finance charges or interest on debt or amortization on any mortgage, deed of trust or other debt, or rental payments (or increases in same) under any ground or underlying lease or leases;

(e) services, items and benefits for which any other tenant or occupant of the Building is obligated specifically to reimburse Landlord or any other tenant or occupant of the Building pays third persons;

(f) costs or expenses (including fines, penalties and legal fees) incurred due to the violation by Landlord, its employees, agents and/or contractors, any tenant or other occupant of the Building, of any terms and conditions of this Lease or of the leases of other tenants in the Building, and/or of any applicable laws, rules, regulations and codes of any federal, state, county, municipal or other governmental authority having jurisdiction over the Building that would not have been incurred but for such violation by Landlord, its employees, agents and/or contractors, tenants or other occupants of the Building, it being intended that each party shall be responsible for the costs resulting from its own violation of such leases and laws, rules, regulations and codes as same shall pertain to the Building;

(g) penalties for late payment, including, without limitation, penalties for late payment of taxes, equipment leases, and other amounts owing by Landlord (as long as Tenant pays amounts owing to Landlord hereunder on a timely basis);

(h) costs for which Landlord is compensated through or reimbursed by insurance or other means of recovery including, without limitation, reimbursements made by Tenant or other occupants of the Building (payment by Tenant of Tenant’s Expense Payment and similar payments by other Building tenants pursuant to their leases are not reimbursements);

(i) contributions to charitable organizations;

(j) the costs of any initial “tap fees” or one time lump sum sewer or water connection fees for the Building;

(k) costs or fees relating to the defense of Landlord’s title to or interest in the Building and/or the Land, or any part thereof, or any costs or expenses associated with any sale or finance transaction;

(l) reserves;

(m) any expense to comply with Laws for which compliance was required as of the date of this Lease;

(n) wages, benefits and other compensation for anyone above general manager level (and wages, benefits and other compensation of persons who are not fully devoted to the Building shall be equitably prorated based on percentage of time devoted to the Building as compared to other buildings);

(o) depreciation on the Building and related improvements;

(p) costs for any materials, work or services/facilities that aren’t generally available to all office tenants and other office occupants of the Building or for the general benefit of the Building;

(q) management fees to the extent materially in excess of the management fees generally charged by owners of Comparable Properties;

(r) costs of capital improvements (as opposed to items properly considered a repair or replacement items although they may be considered capital items for accounting purposes), except to the extent the same are either reasonably expected to reduce the normal operating costs (including, without limitation, utility costs) of the Building, or for the purpose of complying with any law, rule or order (or amendment thereto) not in effect as of the date of this Lease. All capital costs that are allowable as Operating Expenses shall be amortized using a commercially reasonable interest rate over the time period reasonably estimated by Landlord to be the item’s useful life or to the extent of operating cost savings reasonably determined by Landlord to have occurred;

(s) costs and expenses incurred (whenever incurred) to remove (or to remediate damage to the extent therefrom) any Hazardous Substances (as defined in Section 8 below) that are in, on, under, about or affect the Property on or before the date of this Lease (regardless of when discovered) or have been released by Landlord or Landlord’s managing agent;

(t) all costs of repair or replacement of any item covered by a warranty;

(u) payments in respect to overhead or profit to subsidiaries or other affiliates of Landlord, for management or other services in or to the Building, or for supplies or other materials to the extent that the costs of such services, supplies, or materials materially exceeds fair market costs;

(v) acquisition costs for sculptures, paintings or other works of art (not including seasonal decorations and customary flower arrangements);

(w) costs for repairs needed due to any defect in the original design or construction of the Building and any other improvements located at the Property;

(x) costs to obtain electricity at the Property (as more fully set forth in Section 4(F) below);

(y) any bad debt loss or rent loss;

(z) any expenses which under generally accepted accounting principles and sound management practices consistently applied would not be considered a normal maintenance or operating expense;

(aa) costs incurred in connection with the replacement of the roof, structural interior and exterior components of the Building, or the HVAC System;

(bb) Taxes or exclusions from Taxes specified in Section 5(B) below; or

(cc) Replacements of the foundation, structural elements or the roof.

(B) Payment. After the CAM Base Year, Tenant shall pay Tenant’s Proportionate Share of all Operating Expenses in excess of the Operating Expenses for the CAM Base Year, each grossed up in accordance with Section 4(C) below and subject to Section 4(E) below (“Tenant’s Expense Payment”), payable in advance in monthly installments as reasonably estimated by Landlord from time-to-time and provided in writing to Tenant. Within sixty (60) days after the first day of each calendar year, Landlord shall furnish to Tenant an estimate of the amount of Tenant’s Expense Payment for the ensuing calendar year. Landlord will furnish a statement of the actual cost with respect to the reimbursable Operating Expenses and Taxes (“Final Statement”) no later than one hundred twenty (120) days following the calendar year-end including the year following the year in which this Lease terminates. Each Final Statement must show at a minimum the following: (a) the actual amount of Taxes and Operating Expenses for such calendar year, with a listing of amounts for major categories of Operating Expenses, and (b) the amount of payments of estimated Tenant’s Expense Payment and Tenant’s Tax Payment made by Tenant during such calendar year. In the event that Landlord is, for any reason, unable to furnish the accounting for the prior year within the time specified above, the Landlord will furnish such accounting as soon thereafter as practicable with the same force and effect as the statement would have had if delivered within the time specified above; provided, however, if Landlord fails to deliver a Final Statement within three hundred sixty-five (365) days following the close of a calendar year, Tenant shall have the right to give Landlord notice thereof and if Landlord fails to deliver the required Final Statement within thirty (30) days after Landlord’s receipt of such notice, Landlord shall be deemed to have waived its right to collect any underpayment of Tenant’s Expense Payment and/or Tenant’s Tax Payment by Tenant for such calendar year. Tenant will pay any deficiency to Landlord as shown by such statement within thirty (30) days after receipt of statement. If the total amount paid by Tenant during any calendar year exceeds the actual amount of its share of the reimbursable Operating Expenses and/or Taxes due for such calendar year, the excess will be refunded by Landlord within thirty (30) days of the date of the Final Statement. The rights and obligations of the parties hereto will survive the expiration or any earlier termination of this Lease other than a termination after the occurrence and during the continuance of an Event of Default.

(C) Gross Up. With respect to any calendar year or partial calendar year during the term of this Lease in which the Building is not fully occupied, including the CAM Base Year, the amount of Operating Expenses for such calendar year shall, for the purposes hereof, be the amount, determined in accordance with sound accounting and management practices, which would have been incurred had the Building been ninety-five percent (95%) occupied. With respect to the Tax Base Year, the amount of Taxes for such calendar year shall, for the purposes hereof, be the amount, determined in accordance with sound accounting and management practices, which would have been incurred had the Building been eighty-two and one-half percent (82.5%) occupied during the entire Tax Base Year.

(D) Review of Books and Records. Tenant shall have the right to conduct a Tenant’s Review, as hereinafter defined, at Tenant’s sole cost and expense (including, without limitation, photocopy and delivery charges) except as otherwise provided to the contrary below, upon thirty (30) days’ prior written notice to Landlord. Except as otherwise provided below to the contrary, “Tenant’s Review” shall mean a review of Landlord’s books and records (a) relating to (and only relating to) Operating Expenses and Taxes for the most recently completed calendar year (as reflected on Landlord’s Final Statement), and (b) as necessary to determine the actual amount of Tenant’s Electrical Payment due pursuant to Section 4(F) below for such calendar year, by Tenant’s employees or a Certified Public Accountant (“CPA”) selected by Tenant. Tenant must elect to perform a Tenant’s Review by written notice of such election received by Landlord within two hundred ten (210) days following Tenant’s receipt of Landlord’s Final Statement for the most recently completed calendar year. In the event that Tenant (i) fails to make such election in the required time and manner required, and such failure continues for more than ten (10) business days after Tenant’s receipt of written notice thereof, or (ii) fails to complete a Tenant’s Review within ninety (90) days after electing to do so and such failure was not caused, in whole or in part, by Landlord or its employees or agents, then Landlord’s calculation of Operating Expenses and Taxes shall be final and binding on Tenant. Tenant hereby acknowledges and agrees that even if it has elected to conduct a Tenant’s Review, Tenant shall nonetheless pay all payments of estimated Tenant’s Expense Payment to Landlord, subject to readjustment. Tenant further acknowledges that Landlord’s books and records relating to the Building may not be copied in any manner, are confidential, and may only be reviewed at a location reasonably designated by Landlord; but Landlord will make such records available within the metropolitan area in which the Premises is located. Tenant shall provide to Landlord a copy of Tenant’s Review as soon as reasonably possible after the date of such the completion of such review. If Tenant’s Review reflects a reimbursement owing to Tenant by Landlord, and if Landlord disagrees with Tenant’s Review, then Tenant and Landlord shall jointly appoint an auditor to conduct a review (“Independent Review”), which Independent Review shall be deemed binding and conclusive on both Landlord and Tenant. If the parties cannot agree on a person to perform the Independent Review, then either party may submit the matter to binding arbitration at the office of the American Arbitration Association that is closest to the Building. If the Independent Review results in a reimbursement owing to Tenant equal to five percent (5%) or more of the amounts reflected in the Final Statement, the costs of all reviews shall be paid by Landlord, but otherwise Tenant shall pay the costs of Tenant’s Review and the Independent Review. Under no circumstances shall Tenant conduct a review of Landlord’s books and records whereby the auditor operates on a contingency fee or similar payment arrangement. Any such reviewer must sign a commercially reasonable non-disclosure, non-solicitation, and confidentiality agreement. The terms and conditions of this paragraph shall survive expiration or sooner termination of the Lease, except in the event of a termination due to a default beyond any applicable notice and cure period n eviction.

(E) Cap on Controllable Expenses. For the purpose of determining Tenant’s Expense Payment, “controllable” Operating Expenses shall not increase by more than five percent (5.00%) per year on a cumulative basis (for example, if controllable Operating Expenses are $3.00 / rsf in year one, then they shall not exceed $3.15 in year two, $3.30 in year three, $3.45 in year four and so on), but in no event more than fifteen percent (15%) over the previous year. It is understood and agreed that controllable Operating Expenses shall not include snow and ice removal (to the extent such costs are due to the number of times snow and ice needs to be removed and not to the extent based on increases in wages), utility expenses, taxes, management fees that are based on a percentage of revenue or expenses (to the extent such percent is not increased), insurance premiums, and costs incurred to comply with any governmental requirements not in effect as of the date of this Lease.

(F) Electrical. Tenant acknowledges and agrees that the cost of electricity used within the Premises is not subject to the CAM Base Year. Additionally, Landlord may require that any specialty areas that require electrical current that is in excess of that required for normal offices uses, such as server rooms and supplemental HVAC, be submetered or separately metered and Tenant shall pay all costs of such submetering and electricity (and the rentable square footage of such separately metered areas shall be deducted from the rentable area of the Premises for the purpose of determining Tenant’s Proportionate Share of electrical charges).

Tenant shall pay Tenant’s Proportionate Share of the cost of electricity consumed at the Property; provided, however Tenant’s Proportionate Share shall be based on a fraction, the numerator of which is the number of rentable square feet in the Premises (less the number of rentable square feet within the Premises that is separately metered) and the denominator of which is the average number of rentable square feet of space in the Building (less the number of rentable square feet within the Premises that is separately metered), prorated for any partial year (“Tenant’s Electrical Payment”), payable in advance in monthly installments as reasonably estimated by Landlord from time-to-time and provided in writing to Tenant. Within sixty (60) days after the first day of each calendar year, Landlord shall furnish to Tenant an estimate of the amount of Tenant’s Electrical Payment for the ensuing calendar year. Landlord will furnish a statement of the actual cost with respect to the reimbursable electrical charges no later than sixty (60) days following the calendar year-end including the year following the year in which this Lease terminates, along with copies of all statements from the utility providers. In the event that Landlord is, for any reason, unable to furnish the accounting for the prior year within the time specified above, the Landlord will furnish such accounting as soon thereafter as practicable with the same force and effect as the statement would have had if delivered within the time specified above; provided, however, if Landlord fails to deliver the required statement within three hundred sixty-five (365) days following the close of a calendar year, Tenant shall have the right to give Landlord notice thereof and if Landlord fails to deliver the required statement and documentation within thirty (30) days after Landlord’s receipt of such notice, Landlord shall be deemed to have waived its right to collect any underpayment of Tenant’s Electrical Payment for such calendar year. Tenant will pay any deficiency to Landlord as shown by such statement within thirty (30) days after receipt of statement. If the total amount paid by Tenant during any calendar year exceeds the actual amount of its share of the reimbursable electrical charges due for such calendar year, the excess will be refunded by Landlord within thirty (30) days of the date of the required statement and backup documentation. The rights and obligations of the parties hereto will survive the expiration or any earlier termination of this Lease other than a termination after the occurrence and during the continuance of an Event of Default.

5. TAXES.

(A) Tenant’s Personal Property Taxes. Tenant shall be liable for all taxes levied against personal property and trade fixtures placed by Tenant in the Premises. If any such taxes are levied against Landlord or Landlord’s property and if Landlord elects to pay the same or if the assessed value of Landlord’s property is increased by inclusion of personal and trade fixtures placed by Tenant in the Premises and Landlord elects to pay the taxes based on such increases, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

(B) Tenant’s Proportionate Share of Taxes. The term “Taxes” will mean all taxes, assessments and governmental charges of any kind and nature whatsoever (including charges relating to easements or public right-of-ways) levied or assessed against the Property, any other charges, taxes and/or impositions now in existence or hereafter imposed by any governmental authority based upon the privilege of renting the Premises or upon the amount of rent collected therefor and any tax, fee, levy, assessment or charge which is imposed as the result of a transfer, either partial or total, of Landlord’s interest in the Premises or which is added to a tax or charge herein before included within the definition of real property tax by reason of such transfer. After the Tax Base Year, Tenant shall pay Tenant’s Proportionate Share of all Taxes in excess of Taxes for the Tax Base Year, each grossed up in accordance with Section 4(C) above (“Tenant’s Tax Payment”). Notwithstanding the foregoing, the term “Taxes” (1) will include all reasonable costs and fees incurred in connection with seeking reductions in or refunds for Taxes, including, without limitation, any costs incurred by Landlord to challenge the tax valuation of the Property, provided that Landlord seeks a reduction in, or a refund for, Taxes for the Tax Base Year, and (2) shall not include (i) any excess profits taxes, margin taxes (other than the Margin Tax as this term is defined below), franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, federal and state taxes on income, and other taxes to the extent applicable to Landlord’s general or net income or Landlord’s capitalization or net worth; (ii) any estate inheritance taxes; (iii) any transfer taxes; (iv) interest on Taxes or penalties resulting from Landlord’s failure to timely pay any Taxes; or (v) Taxes which Landlord obtains reimbursement from other sources (payments by Tenant pursuant to this subsection and payments by tenants under similar provisions of such tenants’ leases are not reimbursement). Notwithstanding the foregoing, the term “Taxes” will include any taxes imposed under Chapter 171 of the Texas Tax Code, as the same may be amended or modified from time to time, and together with any binding rules or regulations promulgated from time to time by the Comptroller of the State of Texas or other governmental body in connection with Chapter 171 of the Texas Tax Code, which is commonly referred to as the margin tax (“Margin Tax”); however, any Tenant shall not be liable for any increases to the rate of the Margin Tax as of the date of this Lease except to the extent if such rate increase corresponds with a reduction in the Taxes.

During each month of the term of this Lease after the Tax Base Year, Tenant shall make a monthly escrow deposit with Landlord equal to 1/12 of Tenant’s Tax Payment as estimated in good faith by Landlord to be due and payable for that particular calendar year (“Tax Escrow Payment”). Tenant authorizes Landlord to use the funds deposited with Landlord under this Section to pay the Taxes. Each Tax Escrow Payment shall be due and payable at the same time and in the same manner as the time and manner of the payment of Base Rent as provided herein. The initial monthly Tax Escrow Payment shall be based upon Tenant’s proportionate share of the estimated Taxes for the calendar year following the Tax Base Year, and the monthly Tax Escrow Payment is subject to increase or decrease as determined by Landlord to reflect an accurate escrow of Tenant’s estimated proportionate share of the Taxes in excess of Taxes for the Tax Base Year. The Tax Escrow Payment account of Tenant shall be reconciled annually in connection with Landlord’s delivery of the applicable Final Statement. If the Tenant’s total Tax Escrow Payments are less than the actual amount of Tenant’s Tax Payment due hereunder, Tenant shall pay to Landlord the difference within thirty (30) days after Tenant’s receipt of the applicable Final Statement; if the total Tax Escrow Payments of Tenant are more than the actual amount of Tenant’s Tax Payment due hereunder, Landlord shall reimburse such excess to Tenant within thirty (30) days following Landlord’s delivery of the applicable Final Statement. Notwithstanding anything herein to the contrary, Landlord’s estimate of the Tax Escrow Payment each year shall be based upon commercially reasonable standards. The rights and obligations of the parties hereto will survive the expiration or any earlier termination of this Lease other than a termination after the occurrence and during the continuance of an Event of Default.

(C) Contest of Taxes. Tenant agrees that, as between Tenant and Landlord, Landlord has the sole and absolute right to contest taxes levied against the Premises and the Building (other than taxes levied directly against Tenant’s personal property within, or sales made from, the Premises). Therefore, Tenant, to the fullest extent permitted by law, irrevocably waives any and all rights that Tenant may have to receive from Landlord a copy of notices received by Landlord regarding the appraisal or reappraisal, for tax purposes, of all or any portion of the Premises or the Building (including, without limitation, any rights set forth in §41.413 of the Texas Property Tax Code, as such may be amended from time to time). Additionally, Tenant, to the fullest extent permitted by law, hereby irrevocably assigns to Landlord any and all rights of Tenant to protest or appeal any governmental appraisal or reappraisal of the value of all or any portion of the Premises or the Building (including, without limitation, any rights set forth in §41.413 and §42.015 of the Texas Property Tax Code, as such may be amended from time to time). Tenant agrees without reservation that it will not protest or appeal any such appraisal or reappraisal before a governmental taxing authority without the express written authorization of Landlord.

6. COMPLIANCE. Except to the extent that Landlord is required to satisfy its delivery of possession obligations under this Lease, Tenant, at Tenant’s sole expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county, and municipal authorities now in force or which may hereafter be in force, which shall impose any duty upon Landlord or Tenant with respect to the use, occupation or alteration of the Premises. Notwithstanding anything to the contrary contained herein, Tenant will keep, maintain and preserve the Premises in good condition, except for normal wear and tear, damage by fire or other catastrophic event and repairs or services required to be completed or provided by Landlord hereunder. The above repairs, replacements, and/or services must be performed in accordance with Section 14 below. Should Tenant fail to perform all interior repairs and replacements to Tenant’s Premises and such failure constitutes an Event of Default, such repairs may be performed by the Landlord and charged to Tenant at Tenant’s sole cost and expense. Tenant will comply with all ordinances of the City of Plano, rules and regulations of the Board of Health and the laws of the State of Texas, and any laws, rules or regulations of any governmental authority required of either the Landlord or Tenant applicable to the repair, maintenance and replacement in the Premises. Tenant agrees to comply with all rules and regulations promulgated by Landlord from time to time of which Tenant has prior written notice and which are enforced uniformly with respect to all tenants in the Building (“Rules and Regulations”). Current Rules and Regulations are as set forth on Exhibit B. In the event of any inconsistency between the terms of this Lease and the Rules and Regulations, the terms of this Lease shall govern. Tenant shall also comply with all easements, covenants and restrictions now or hereafter affecting the property on which the Building is located provided that Tenant has been provided with a copy of the same. Additionally, Tenant acknowledges that Landlord may enter into reciprocal easement agreements, operating agreements or additional covenants with adjacent property owners, utility providers, governmental entities, and other third parties, and, if reasonably necessary, Tenant hereby agrees to cooperate at no material cost to Tenant with Landlord’s endeavors in entering into any such easements, agreements or covenants, and shall abide by such easements, agreements and covenants provided that Tenant has been provided with a copy thereof.

7. PARKING. Tenant and all other Tenant Parties shall have the non-exclusive right to use the Parking Spaces (and the exclusive right to use the Reserved Parking Spaces), subject to (1) such reasonable Rules and Regulations (as defined herein) as Landlord may promulgate from time to time and applicable laws, as well as (2) the rights of ingress and egress of other tenants, property management and their employees, agents and invitees, and to the extent applicable. Notwithstanding the foregoing, Landlord will utilize commercially reasonable efforts to cause the Reserved Parking Spaces to be utilized only by Tenant Parties, and will cooperate with Tenant’s efforts with regard to the same. Landlord may grant or deny access rights to tenants and occupants of the Building, including Tenant Parties, if such parties do not comply with applicable Rules and Regulations. Tenant shall only permit parking by its employees, agents or invitees of appropriate vehicles in appropriate designated parking areas. Except as otherwise provided above, Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties. Each user will have the right to park in any available non-reserved parking space (or, as applicable, the Reserved Parking Space) in accordance with the Rules and Regulations. Notwithstanding anything herein to the contrary, Landlord and the operator hereby reserve the right from time to time to designate any portion of the parking facilities to be used exclusively by visitors to the Building, other persons, entities, or tenants, provided that the foregoing (i) does not affect the location of the Reserved Parking Spaces, and (ii) in no manner otherwise materially impairs the parking rights originally provided to Tenant Parties pursuant to this Lease. Tenant agrees that it and its employees shall observe the safety precautions in the use of parking facilities and shall at all times abide by all reasonable Rules and Regulations promulgated by the operator and Landlord governing their use. In the event that the operator and/or Landlord require that an identification or parking sticker must be displayed at all times in all cars parked in the parking facilities, any car not displaying such a sticker may be towed away at the car owner’s expense. To the extent necessary to gain access to, or otherwise utilize, the Parking Spaces, Landlord shall provide to Tenant (or, as elected in writing by Tenant, other Tenant Parties), at no cost to Tenant or any other Tenant Parties, all necessary parking permits and/or access cards; provided, however, Tenant shall pay the replacement fee charged from time to time by Landlord for the loss of any parking card or parking sticker issued by Landlord.

There are currently thirty (30) visitor parking spaces located on the West side of the Building and seven (7) visitor parking spaces located on the South side of the Building. Landlord agrees that during the Term of this Lease (as may be extended), Landlord will continue to have a minimum of thirty (30) total visitor parking spaces on the South and West sides of the Building (accordingly, Landlord may convert seven (7) of the current spaces to non-visitor parking).

8. HAZARDOUS SUBSTANCE. The term “Hazardous Substances”, as used in this lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the use and/or the removal of which is required or the use of which is restricted, prohibited or penalized by any “Environmental Law”, which term shall mean any federal, state or local law, ordinance or other statute of a governmental or quasi governmental authority relating to pollution or protection of the environment. Tenant hereby agrees that (A) no activity will be conducted on the Premises by Tenant or any of its employees, contractors, agents or invitees that will produce any Hazardous Substance, except for such activities that are part of the ordinary course of Tenant’s business activities or that are part of Tenant’s rights or obligations under this Lease, including, but not limited to construction activities (the “Permitted Activities”) provided the Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord; Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (B) the Premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that are used in the ordinary course of Tenant’s business, that are used as normal office and cleaning supplies, or that are used as normal construction, renovation, or repair supplies (the “Permitted Materials”) provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and approved in advance in writing by Landlord; Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (C) no portion of the Premises will be used as a landfill or a dump; (D) Tenant will not install any underground tanks of any type; (E) Tenant will not cause any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; (F) Tenant will not cause any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials described above, and if so brought thereon by Tenant or any of its employees, contractors, agents or invitees, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. Landlord or Landlord’s representative shall have the right but not the obligation to enter the Premises at reasonable times, upon reasonable notice to Tenant and accompanied by Tenant or its agent, for the purpose of inspecting the storage, use and disposal of Permitted Materials to ensure compliance with all Environmental Laws. Should it be determined, in Landlord’s reasonable opinion, that the Permitted Materials are being improperly stored, used, or disposed of, then Tenant shall immediately take such corrective action as reasonably requested by Landlord. Should Tenant fail to commence such corrective action within 24 hours, Landlord shall have the right to perform such work and Tenant shall promptly reimburse Landlord for any and all costs associated with such work. If at any time during or after the Lease Term, the Premises are found to be so contaminated or subject to such conditions and any such contamination or conditions were caused by Tenant or any of its employees, contractors, agents or invitees, Tenant, if Tenant shall has a right to possess the Premises, shall diligently institute proper and thorough cleanup procedures at Tenant’s sole cost, and TENANT AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS LANDLORD, ITS LENDERS, ANY MANAGING AGENTS AND LEASING AGENTS OF THE PREMISES, AND THEIR RESPECTIVE AGENTS, PARTNERS, OFFICERS, DIRECTORS AND EMPLOYEES, FROM ALL CLAIMS, DEMANDS, ACTIONS, LIABILITIES, COSTS, EXPENSES, DAMAGES AND OBLIGATIONS OF ANY NATURE ARISING FROM OR AS A RESULT OF ANY SUCH CONTAMINATION OR HAZARDOUS MATERIALS CAUSED BY TENANT OR ANY OF ITS EMPLOYEES, CONTRACTORS, AGENTS OR INVITEES. THE FOREGOING INDEMNIFICATIONS SHALL SURVIVE THE EXPIRATION OR SOONER TERMINATION OF THIS LEASE.

During the Lease Term, Tenant shall promptly provide Landlord with copies of all summons, citations, directives, information inquiries or requests, notices of potential responsibility, notices of violation or deficiency, orders or decrees, claims, complaints, investigations, judgments, letters, notice of environmental liens, and other communications, written or oral, actual or threatened, from the United States Environmental Protection Agency, Occupational Safety and Health Administration, the Texas Commission on Environmental Quality or other federal, state or local agency or authority, or any other entity or individual, concerning (i) any Hazardous Substance and the Premises; (ii) the imposition of any lien on the Premises; or (iii) any alleged violation of or responsibility under any Environmental Law.

9. INSURANCE.

(A) INSURANCE BY TENANT. Tenant shall, during the Lease Term, procure and keep in force the following insurance:

(1) Tenant’s Liability Insurance. Tenant shall procure and maintain at its own cost an occurrence form commercial general liability policy with such limits as may be reasonably requested by Landlord from time to time (which as of the date hereof shall be not less than $1,000,000 under a combined single limit of coverage, $2,000,000 aggregate and $5,000,000 umbrella insuring Landlord, Landlord’s Related Parties (as defined in Section 10(A) below) and Tenant from claims, demands or actions for injury to or death of any person or persons and for damage to property made by, or on behalf of, any person or persons, firm or corporation, arising from, related to or connected with the Premises. The insurance shall name Landlord and Landlord’s management agent (and, if requested by Landlord or any mortgagee, include any mortgagee) and their respective agents and employees as additional insureds. Such liability insurance shall be primary and not contributing to any insurance available to Landlord and Landlord’s insurance shall be in excess thereto.

(2) Tenant’s Property Insurance. Personal property insuring all equipment, trade fixtures, inventory, fixtures, and personal property located on or in the Premises for perils covered by the causes of loss - special form (all risk) and in addition, coverage for flood, wind, earthquake, terrorism and boiler and machinery (if applicable). Such insurance shall be written on a replacement cost basis in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the foregoing.

(3) Workers’ Compensation/Employers Liability Insurance. Tenant shall carry policies of Workers’ Compensation insurance and Employers’ Liability insurance that satisfy all legal requirements of the State in which the Premises is located, but in no event have limits of less than $500,000.

(4) Increase in Coverage. Landlord may, by notice to Tenant, require an increase in coverage if, in the reasonable opinion of Landlord, the insurance specified in this Article is no longer considered adequate to maintain a commercially reasonable level of insurance protection. Additionally, following the initial five (5) years of the term of this Lease, Landlord may require that Tenant carry other forms of insurance; provided that the same are commercially reasonable and in keeping with the insurance requirements of owners of Comparable Properties.

(5) General Requirements. All insurance policies shall be in forms reasonably satisfactory to Landlord. The policies required to be maintained by Tenant shall be with companies rated not less than (i) A-VIII in the most current issue of A.M. Best’s Insurance Ratings Guide, (ii) “A “ as set forth in the most current issue of Standard & Poor Insurance Solvency Review, or (iii) that which is otherwise reasonably acceptable to Landlord. Insurers shall be licensed to do business in the state in which the Premises are located and domiciled in the USA. In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this Lease. Certificates of insurance shall be delivered to Landlord prior to the Commencement Date and annually thereafter prior to the policy expiration date. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord as required by this Lease.

(6) Cancellation or Modification. Insurance policies shall provide at least thirty (30) days’ prior written notice of cancellation (unless such cancellation is due to non-payment of premiums, in which event ten (10) days’ prior written notice shall be required) or material modification. If Tenant receives notice of cancellation or material modification, Tenant shall notify the Landlord and Landlord’s Management Agent in writing within five (5) business days of receiving such notice.

(7) Miscellaneous. If Tenant fails to maintain and secure the insurance coverage required under this Article, and such failure continues for more than ten (10) business days after Tenant’s receipt of written notice thereof, then Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to procure and maintain such insurance, the cost of which shall be due and payable to Landlord by Tenant within ten (10) business days after written demand. Tenant shall not conduct or permit to be conducted by its employees, agents, guests or invitees any activity (excluding, however, activities related to Fitness Center Use), or place any equipment in or about the Premises or the Building (excluding, however, equipment utilized in connection with Fitness Center Use) that will in any way increase the cost of fire insurance or other insurance on the Building. If any increase in the cost of fire insurance or other insurance is stated by any insurance company or by the applicable Insurance Rating Bureau, if any, to be due to any activity or equipment of Tenant in or about the Premises or the Building (excluding, however, any of the foregoing related to Fitness Center Use), such statement shall be conclusive evidence that the increase in such cost is due to such activity or equipment and, as a result thereof, Tenant shall be liable for the amount of such increase. Tenant shall reimburse Landlord for the amount of the increased cost to insure the Building (excluding, however, any such increased cost attributable to Fitness Center Use) within ten (10) business days of Tenant’s receipt of evidence reasonably satisfactory to Tenant of such amount, and any such sum shall be considered additional Rent payable hereunder. Tenant, at its sole expense, shall comply with any and all requirements of any insurance organization or company necessary for the maintenance of reasonable fire and public liability insurance covering the Premises and the Building. Landlord currently does not require that Tenant carry business interruption insurance; however, Landlord recommends that Tenant carry a commercially reasonable policy of business interruption insurance.

(B) WAIVER OF SUBROGATION. Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss of, or damage to, either parties’ property, to the extent that such loss or damage is insured by an insurance policy (or in the event either party elects to self insure any property coverage required) required to be in effect at the time of such loss or damage. Each party shall cause all property insurance policies obtained and maintained by such party to be endorsed to provide that its insurer waives its rights of subrogation against the other party and with a clause which provides substantially as follows: “This insurance shall not be invalidated should the insured waive in writing, prior to a loss, any or all right of recovery against any party for loss occurring to the property described herein.” The provisions of this clause shall not apply in those instances in which waiver of subrogation would cause either party’s insurance coverage to be voided or otherwise made uncollectible. The foregoing waivers shall be effective whether or not the parties maintain the required insurance, and such release and waiver by Landlord will include Tenant and any other Tenant Parties, and such release and waiver by Tenant will include Landlord and any Related Parties of Landlord.

10. INDEMNIFICATION.

(A) Release. Except to the extent (1) caused by the negligence or willful misconduct of Landlord or any other Related Parties, or due to a default under this Lease beyond any applicable notice and cure period by Landlord, or (2) waived by Landlord in Section 9(B) above, Tenant hereby releases Landlord, its beneficiaries, mortgagees, stockholders, agents (including, without limitation, management agents), partners, officers, servants and employees, and their respective agents, partners, officers, servants and employees (“Related Parties”), from and waives all claims for damages to person or property sustained by Tenant or by any occupant of the Premises or the Building, or by any other person, resulting directly or indirectly from fire or other casualty, any existing or future condition, defect, matter or thing in the Premises, the Building (including the associated common areas), or from any equipment or appurtenance therein, or from any accident in or about the Building (including the associated common areas), or from any act of neglect of any third party tenant or occupant of the Building or of any other third party.

(B) Tenant’s Indemnification. Except to the extent (1) caused by the negligence or willful misconduct of Landlord or any other Related Parties, or due to a default under this Lease beyond any applicable notice and cure period by Landlord, or (2) waived by Landlord in Section 9(C) above, Tenant agrees to hold harmless and indemnify Landlord and Landlord’s Related Parties from and against claims and liabilities, including reasonable attorneys’ fees, (i) for injuries to all persons and damage to or theft or misappropriation or loss of property occurring in the Premises (including, without limitation, injuries sustained within the fitness center within the Premises) arising from Tenant’s occupancy of the Premises or the conduct of its business, or from any activity, work, or thing done, permitted or suffered by Tenant, its employees, agents, guests or invitees in the Premises, (ii) the negligence of Tenant or its agents, employees or contractors, or (iii) from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease beyond the expiration of applicable notice or cure periods.

(C) Tenant’s Fault. Subject to the provisions set forth in Section 9(C) above, if any damage to the Building or any equipment or appurtenance therein belonging to Landlord, results from any negligent act of Tenant, its agents or employees. Tenant shall be liable therefor and Landlord may, at Landlord’s option repair such damage, and Tenant shall, within ten (10) days of demand by Landlord, reimburse Landlord the total cost of such repairs and damages to the Building. If Tenant occupies space in which there is exterior or interior glass, then Tenant shall be responsible for the damage, breakage or repair of such glass, except to the extent such loss or damage is recoverable under Landlord’s insurance.

(D) Landlord’s Indemnification. Subject to the provisions set forth in Section 9(C) above, releases by Tenant, and limitations on Landlord’s liability, and to the extent not due to the negligence or willful misconduct of Tenant or its agents, employees or contractors, Landlord agrees to indemnify, defend and hold Tenant and its employees, agents and contractors harmless from and against all liabilities, losses, demands, actions, expenses or claims, including attorneys’ fees and court costs for injury to or death of any person or for damage to any property to the extent such are determined to be caused by (i) the negligence or willful misconduct of Landlord, its agents, employees, or contractors in or about the Premises or Building, or (ii) the breach by Landlord of this Lease beyond any applicable notice and cure period.

(E) Limitation on Landlord’s Liability. Tenant agrees that in the event Tenant shall have any claim against Landlord or Landlord’s Related Parties under this Lease arising out of the subject matter of this Lease, Tenant’s sole recourse shall be against Landlord’s interest in the Property (including, without limitation, rental income, condemnation awards, insurance proceeds and sale proceeds), for the satisfaction of any claim, judgment or decree requiring the payment of money by Landlord or Landlord’s Related Parties as a result of a breach hereof or otherwise in connection with this Lease, and no other property or assets of Landlord, Landlord’s Related Parties or their successors or assigns, shall be subject to the levy, execution or other enforcement procedure for the satisfaction of any such claim, judgment, injunction or decree. Under no circumstance shall Landlord or any of its Related Parties be liable for consequential, special, punitive, exemplary or any similar type of damages, and Tenant hereby waives the same.

11. DAMAGE OR CASUALTY.

(A) Minor Insured Damage. In the event the Premises or the Property, or any portion thereof, is damaged or destroyed by fire or any other catastrophic event (each a “Casualty”), then Landlord shall rebuild, repair and restore the damaged portion thereof, provided that Landlord shall be entitled to terminate this Lease by written notice to Tenant within sixty (60) days after the date of the Casualty if any one of the following applies: (i) such rebuilding, restoration and repair cannot reasonably be completed within two hundred seventy (270) days after the work commences in the reasonable opinion of an unaffiliated qualified architect or engineer appointed by Landlord (“Landlord’s Qualified Party”) and Landlord terminates the leases of all similarly affected tenants at the Property at such time, (ii) the damage or destruction has occurred within twelve (12) months before the expiration of the then in effect term of this Lease and Tenant does not elect to exercise any then applicable renewal option within thirty (30) days after Tenant’s receipt of Landlord’s termination notice, or (iii) such rebuilding, restoration, or repair is not then permitted, under applicable governmental laws, rules and regulations, to be done in such a manner as to return the damaged portion thereof to substantially its condition immediately prior to the damage or destruction, including, without limitation, substantially the same net rentable floor area, and Landlord terminates the leases of all similarly affected tenants at the Property at such time. Notwithstanding the foregoing, Landlord shall have no obligation to repair any damage to, or to replace any of, Tenant’s personal property, furnishings, trade fixtures, equipment or other such property or effects of Tenant. If Landlord does not timely deliver such termination notice to Tenant, Landlord shall not thereafter be entitled to terminate this Lease pursuant to this Section 11(A). If neither party to this Lease exercises an available termination right (excluding such right in Section 11(E) below) following a Casualty, Landlord shall, within a reasonable amount of time after such Casualty, begin to restore the damage to the Property and the Premises and shall proceed with reasonable diligence thereafter to restore the Property and the Premises to substantially the same condition as they existed immediately before such Casualty.

(B) Major or Uninsured Damage. In the event the Premises or the Property, or any portion thereof, is damaged or destroyed by any Casualty, then, provided such damage was not intentionally caused by Tenant, Tenant may terminate this Lease if (i) the required repair or restoration cannot be completed within two hundred seventy (270) days after the date of the occurrence of the applicable Casualty, (ii) the Premises shall remain untenantable for more than thirty (30) days and the anticipated completion date of the applicable restoration will occur during the last twelve (12) months of the then in effect term of this Lease, or (iii) such rebuilding, restoration, or repair is not then permitted, under applicable governmental laws, rules and regulations, to be done in such a manner as to return the damaged portion thereof to substantially its condition immediately prior to the damage or destruction. If Tenant has the right to terminate this Lease in accordance with the above provisions, Tenant may so elect by written notice to Landlord which must be given within thirty (30) days after the date Landlord delivers the applicable Damage Notice (as defined in Section 11(F) below) to Tenant together with the required evidence of insurance and statement regarding availability of insurance proceeds. If Landlord fails to deliver the Damage Notice in the time and manner set forth above, and such failure thereafter continues for ten (10) business days after Landlord’s receipt of a written notice thereof (such subsequent notice shall note on the first page thereof, in bold and capitalized letters, that the failure of Landlord to provide the Damage Notice will constitute a deemed notice that the required restoration will take in excess of two hundred seventy (270) days from the date of casualty to complete), Tenant may exercise any of its rights that Tenant would have if Landlord had delivered a Damage Notice that provided that the restoration process would take in excess of two hundred seventy (270) days from the date of casualty to complete. Upon Landlord’s receipt of valid termination notice from Tenant under this paragraph, the termination shall be effective as of the date the destruction occurred and Tenant shall have a reasonable period thereafter to move out of the Premises.

(C) Abatement of Rent. There shall be an abatement of rent by reason of damage to or destruction of the Premises or the Property, or any portion thereof, to the extent that the floor area of the Premises cannot be reasonably used by Tenant for conduct of its business (including, without limitation, the inability of Tenant to access the Premises due to the applicable damage, and regardless of whether the Premises has been damaged as a result of the applicable Casualty), in which event Rent shall abate proportionately, as appropriate, commencing on the date that the damage to or destruction of the Premises or Property has occurred, and ending on the date all the Premises can once again be reasonably used by Tenant for the conduct of its business.

(D) Termination. Tenant’s right to terminate this Lease in the event of any damage or destruction to the Premises or Building, is governed by the terms of this Section 11 and therefore Tenant hereby expressly waives the provisions of any and all laws, whether now or hereafter in force, and whether created by ordinance, statute, judicial decision, administrative rules or regulations, or otherwise, that would cause this Lease to be terminated, or give Tenant a right to terminate this Lease, upon any damage to or destruction of the Premises or Building that occurs.

(E) Effect of Delayed Restoration. If Landlord estimated the time to complete all restoration work needed as a result of a Casualty at two hundred seventy (270) days or less, and following two hundred seventy (270) days’ from the date of Casualty all such restoration work has not been completed, then Tenant may thereafter terminate this Lease upon thirty (30) days’ prior written notice to Landlord (and such termination shall be effective unless Landlord completes all such restoration work within said thirty (30) day period). If Landlord estimated the time to complete all restoration work needed as a result of a Casualty at more than two hundred seventy (270) days (but neither party elected to terminate this Lease), and all such restoration work has not be completed within thirty (30) days following the estimated completion date (subject to extension for force majeure and delays caused by Tenant but excluding, however, delays caused by any contractor(s) of Landlord and/or subcontractor(s) of such contractors), then Tenant may thereafter terminate this Lease upon thirty (30) days’ prior written notice to Landlord (and such termination shall be effective unless Landlord completes all such restoration work within said thirty (30) day period).

(F) Repair Estimate. If the Premises, the Building or other portions of the Property are damaged by a Casualty, Landlord shall, within sixty (60) days after such Casualty, deliver to Tenant the good faith estimate (the “Damage Notice”) by Landlord’s Qualified Party of the time needed to repair the damage caused by such Casualty.

12. EMINENT DOMAIN. In the event that the whole or a substantial part of the Premises shall be condemned or taken in any manner for any public or quasi-public use (or sold under threat of such taking), and as a result thereof, the remainder of the Premises cannot be used for the same purpose as prior to such taking, this Lease shall terminate as of the date possession is taken. If less than a substantial part of the Premises shall be so condemned or taken (or sold under threat thereof) and after such taking the Premises can be used for the same purposes as prior thereto, this Lease shall cease only as to the part so taken as of the date possession shall be taken by such authority, and Tenant shall pay full Rent up to that date (with appropriate refund by Landlord of such Rent attributable to the part so taken as may have been paid in advance for any period subsequent to the date possession is taken) and thereafter Rent shall be equitably adjusted to reflect the reduction in the Premises by reason of such taking, Landlord shall, at its expense, make all necessary repairs or alterations to the Building so as to constitute the remaining Premises a complete architectural unit. Landlord shall be entitled to receive the entire award, including the damages for the property taken and damages to the remainder, with respect to any condemnation proceedings affecting the Building; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord’s award) against the condemnor for the value of property Tenant is entitled pursuant to this Lease to remove upon lease termination, moving costs, loss of business, and any other claims it may have. Notwithstanding anything herein to the contrary, if 25% or more of the Premises or 50% or more of the Building or the Common Areas is taken, then Tenant shall have the right to terminate this Lease upon thirty (30) days written notice to Landlord.

13. ASSIGNMENT AND SUBLETTING.

(A) LANDLORD’S CONSENT. Tenant shall not sell, assign, encumber, mortgage or transfer this Lease or any interest therein, sublet or permit the occupancy or use by others of the Premises or any part thereof, or allow any transfer hereof of any lien upon Tenant’s interest by operation of law or otherwise (collectively, a “Transfer”) without the prior written consent of Landlord (except for Permitted Transfers, as more fully set forth below), which consent shall not be unreasonably withheld, conditioned or delayed, and denial of such consent may be based upon any such reasonable factors including, without limitation, the following:

(i) In the commercially reasonable judgment of Landlord, the subtenant or assignee (A) is of a character or engaged in a business or proposes to use the Premises in a manner which is not in keeping with the standards of Landlord for the Building as reflected by the tenants then leasing space in the Building, or (B) has a reputation or credit standing less favorable than all tenants then leasing space in the Building;

(ii) Tenant is in default under this Lease beyond any applicable notice or cure period;

(iii) The proposed subtenant or assignee is a person or entity with whom Landlord is then negotiating to lease competing space in the Building on terms substantially comparable (other than rent) to those set forth in the applicable Transfer notice;

(iv) The occupancy of the Premises by the proposed subtenant would cause Landlord’s insurance to be cancelled or materially increased;

(v) The use is not a use generally in keeping with the uses allowed at Comparable Properties; or

(vi) The use is consulate, onsite healthcare or medical care provider, call center, collection agency, or high employee density use (in excess of 1 person per 200 rentable square feet of space), all of which are prohibited uses hereunder unless Landlord has permitted other space in the Building to be used for any such uses, in which case such uses will not be prohibited by this Lease and will not constitute a reasonable basis for Landlord refusing to give its consent to a proposed Transfer.

Any Transfer which is not in compliance with the provisions of this Article shall, at the option of Landlord, be void and of no force or effect.

Notwithstanding any provision of this Lease to the contrary, provided that Tenant remains liable on this Lease (provided; however, with respect to any Transfer to an entity contemplated by subpart (iv) below, the parties acknowledge that Tenant may cease to exist following the applicable Transfer), provides Landlord with prior written notice and name of the applicable transferee and a copy of the applicable assignment or sublease agreement, and Tenant is not then in default beyond any applicable notice and cure period, then the following Transfers will not require Landlord’s prior written consent (each transaction a “Permitted Transfer” and each entity a “Permitted Transferee”):

(i) a Transfer to any entity which is controlled by Tenant;

(ii) a Transfer to any entity which controls Tenant (“Parent”);

(iii) a Transfer to any entity which is controlled by Tenant’s Parent;

(iv) a Transfer to any entity into or with which Tenant is merged, converted or consolidated, or any entity that acquires all or substantially all of the ownership interest or assets of Tenant, provided that such transferee or surviving entity has a tangible net worth and credit rating which is at least equal to Tenant’s tangible net worth and credit rating as of the day prior to the applicable acquisition or merger, conversion or consolidation transaction (and Tenant supplies written evidence reasonably satisfactory to Landlord of such tangible net worth and credit rating);

(v) a transfer of Tenant’s shares over a nationally recognized stock exchange; or

(vi) a reconstitution, reorganization or conversion to a different entity involving Tenant.

(B) NOTICE TO LANDLORD. In connection with a Transfer requiring Landlord’s prior written consent thereto, Tenant shall provide written notice of the proposed assignee, sublettee or transferee, as applicable, which notice shall provide Landlord with (i) the name and address of the proposed subtenant, assignee, pledgee, mortgagee or transferee, (ii) a general description of such person or entity’s business, (iii) a reasonably current financial statement for such person or entity only if the prospective transferee is to be assigned Tenant’s rights under this Lease or Tenant has requested in writing that Landlord agree to provide the prospective subtenant of Tenant with non-disturbance rights, (iv) a true and complete copy of the proposed sublease, assignment, pledge, mortgage or other conveyance, and (v) such other information as Landlord may reasonably require to the extent available to Tenant and requested in writing within ten (10) business days after Tenant first advises Landlord of the proposed Transfer transaction. Notwithstanding anything to the contrary contained in this Lease, the creditworthiness of a proposed sublease will only be relevant if the sublease is for all or substantially of the Premises for the remainder of the term of the Lease. If Landlord fails to respond to any written request by Tenant for Landlord’s consent to any Transfer within ten (10) business days after Landlord’s receipt of such written request and the information and documentation identified above, and such failure thereafter continues for five (5) business days after Landlord’s receipt of written notice thereof (such subsequent notice shall note on the first page thereof, in bold and capitalized letters, that the failure of Landlord to provide written notice to Tenant of Landlord’s decision to give or withhold its consent to the proposed Transfer will constitute a deemed written consent by Landlord to the proposed Transfer), Landlord will be deemed to have consented in writing to the applicable proposed Transfer and to have approved all documents utilized by Tenant to evidence the same. The deemed consent by Landlord to any Transfer shall not constitute a waiver of the necessity for such consent to any subsequent Transfer which requires Landlord’s prior written consent thereto.

(C) LANDLORD’S RIGHT OF RECAPTURE. This Subsection (C) shall not apply to Permitted Transfers. Tenant shall, by written notice in the form specified in the following sentence, advise Landlord of Tenant’s intent on a stated date to assign the entire lease or sublet the entire Premises for all or substantially all of the then in effect term of this Lease, and, in such event, Landlord shall have the right, to be exercised by giving written notice to Tenant within ten (10) business days after receipt of Tenant’s notice, to recapture the space described in Tenant’s notice and such recapture notice shall, if given, cancel and terminate this Lease as of the date stated in Tenant’s notice. If Landlord shall elect to give the aforesaid recapture notice with respect thereto, then the Term shall expire and end on the date stated in Tenant’s notice as fully and completely as if that date had been herein definitely fixed for the expiration of the Term.

(D) EXCESS RENT. This Subsection (D) shall not apply to Permitted Transfers. If Tenant shall sublet Premises or any part thereof or assign any interest in this Lease at a rental rate (or additional consideration) in excess of the Rent then payable (on a per square foot basis) by Tenant to Landlord hereunder, fifty percent (50%) of the excess rent (or additional consideration) shall be and become the property of, and shall be paid to, Landlord as it is received by Tenant only after Tenant has been fully reimbursed for all brokerage (excluding commissions paid to brokers who are Tenant’s affiliates), legal and other expenses, including advertising, remodeling, alterations and concession costs incurred in connection with such assignment or sublease (Landlord shall have no interest in or to excess rentals or consideration before such receipt and reimbursement). If Tenant shall sublet the Premises or any part thereof, Tenant shall be responsible for all actions and neglect of the subtenant and its officers, partners, employees, agents, guests and invitees as if such subtenant and such persons were employees of Tenant. Nothing in this Section shall be construed to relieve Tenant from the obligation to obtain Landlord’s prior written consent to any proposed sublease.

(E) NO WAIVER. The consent or deemed consent by Landlord to any Transfer shall not be construed as a waiver or release of Tenant from liability for the performance of all covenants and obligations to be performed by Tenant under this Lease, and Tenant shall remain liable therefor, nor shall the collection or acceptance of Rent from any assignee, subtenant or occupant constitute a waiver or release of Tenant from any of its obligations or liabilities under this Lease. Any consent or deemed consent given pursuant to this Article shall not be construed as relieving Tenant from the obligation of obtaining Landlord’s prior written consent to any subsequent assignment or subletting. Notwithstanding the foregoing, Tenant shall be released from all liability accruing after the effective date of any assignment of this Lease in its entirety to an entity that has a rating of AA- or better by S&P or a rating of Aa3 by Moody’s.

(F) DOCUMENT REVIEW. This Subsection (F) shall not apply to Permitted Transfers. Tenant shall have no obligation to pay to Landlord a transfer request fee or any other type of fee in connection with a request for Landlord’s approval of an assignment, subletting or transfer required above, or to reimburse Landlord for expenses incurred by it in connection therewith; provided, however, if Landlord consents to a proposed Transfer, Tenant shall reimburse Landlord for not more than $5,000.00 of the actual costs and expenses (including, without limitation, attorneys’ fees) incurred by Landlord in connection with the request by Tenant for Landlord’s consent to the applicable Transfer. All documents utilized by Tenant to evidence any subletting or assignment for which Landlord’s consent is required, shall be subject to prior approval or deemed approval by Landlord or its attorney, which approval will not be unreasonably withheld or delayed and must be given or withheld at the same time as Landlord gives or withholds its consent to the applicable proposed subletting or assignment transaction.

(G) LANDLORD’S ASSIGNMENT. Landlord may transfer and assign, in whole or in part, its rights and obligations in the Building or Premises that are the subject to this Lease, in which case Landlord shall have no further liability hereunder provided that the applicable transferee or assignee assumes all of the obligations of the landlord under this Lease from and after the effective date of the applicable transfer or assignment.

14. ALTERATION BY TENANT.

(A) Tenant shall not, without Landlord’s prior written consent, which shall not be unreasonable withheld, conditioned or delayed, permit any alteration, improvement, addition or installation in or to the Premises (collectively, “Alterations”). Under no circumstances may Tenant make any alterations to the structural elements of the Building, the roof, the life/safety systems, the HVAC system (except for changes solely within the Premises), the security system for which Landlord is responsible, or which have a material adverse affect on any other Building systems, without first obtaining Landlord’s prior written consent thereto, the giving or withholding of such consent not to be unreasonable delayed but to be given or withheld in the sole discretion of Landlord reasonably exercised; provided, however, Landlord hereby consents in advance to one or more of the following potential Alterations provided that the exact specifications and manner in which they are performed is approved in advance by Landlord (which approval will not be unreasonably withheld, conditioned or delayed): facilities for computers; separate, self-contained air conditioning systems (including roof top equipment for the same); break room (no cooking is allowed) and coffee bars; and exercise/health facility (including showers and/or steam rooms) on the 7th floor of the Building, all of which must be removed by Tenant and the affected areas restored to good condition upon the expiration or sooner termination of this Lease unless otherwise excused in writing by Landlord. Notwithstanding the foregoing, written consent of Landlord shall not be required and Tenant may make alterations to the interior of the Premises that comply with the following requirements: (i) they are non-structural in nature (except that installation or removal of demising walls and interior offices shall be permitted); (ii) they do not adversely affect the roof or any area outside of the Premises; (iii) they do not materially affect the electrical, plumbing, HVAC or mechanical systems in the Building or servicing the Premises, or the sprinkler or other life safety system; (iv) they cost less than $100,000.00 (adjusted in 2011 by the percentage increase in the Consumer Price Index) for each such alteration project in the aggregate; (v) Landlord receives prior written notice; (vi) Tenant is not then in default under this Lease beyond any applicable notice or cure period, and (vii) and finishes are at or above Building standard as described in Exhibit L attached hereto. If Landlord does not consent or affirmatively withhold its consent to any proposed Alterations, or the plans and/or specifications with respect thereto or contractor(s) or subcontractors for major trades performing the same, in writing within fifteen (15) days after Landlord’s receipt of a written request therefor together with, as applicable, plans and specifications related thereto and/or an identification of contractor(s) and (if applicable) subcontractors for major trades performing the same, and thereafter such failure continues for and additional period of five (5) business days after Landlord’s receipt of written notice thereof (such written request and such subsequent notice shall each note on the first page thereof, in bold and capitalized letters, that the failure of Landlord to provide written notice to Tenant of Landlord’s decision to give or withhold its consent to the proposed Alterations will constitute a deemed written consent by Landlord to the proposed Alterations and the plans and specifications, if any, with respect thereto and contractor(s) and (if applicable) subcontractors for major trades performing the same), such Alterations, and the plans and specifications, if any, with respect thereto and the contractor(s) and (if applicable) subcontractors for major trades performing the same, shall be deemed to have been consented to in writing by Landlord. All work performed by or at the request of Tenant must be performed by a general contractor and subcontractors for the major trades (electrical, plumbing, HVAC, roof, and risers) approved in writing by Landlord (which approval will not be unreasonably withheld or delayed) and meet Landlord’s and Landlord’s insurance carriers’ reasonable specifications and requirements provided to Tenant prior to the commencement of such work and that are applicable thereto. Promptly after the completion of the alterations or improvements, Tenant, at its expense, shall deliver to Landlord an accurate as-built drawing on CADD computer disc (to the extent such drawings were produced), as well as a hard copy, showing such alterations or improvements in the Premises. Landlord’s approval or deemed approval of any plans, specifications or work drawings shall create no responsibility or liability on the part of the Landlord for their completeness, design sufficiency or compliance with any laws, rules and regulations of governmental agencies or authorities.

(B) All work herein permitted that is approved by Landlord shall be done and completed by Tenant in a good and workmanlike manner and in compliance with all applicable requirements of law and of governmental rules and regulations, as well as Building rules and regulations applicable to all construction work performed at the Property, and otherwise in such manner as to cause a minimum of interference with other construction in progress and with the transaction of business in the Building. TENANT

AGREES TO INDEMNIFY THE LANDLORD AGAINST ALL MECHANICS’ OR OTHER LIENS ARISING OUT OF ANY OF SUCH WORK, AND ALSO AGAINST ANY AND ALL CLAIMS FOR DAMAGES OR INJURY WHICH MAY OCCUR DURING THE COURSE OF ANY SUCH WORK. The Landlord agrees to join with Tenant in applying for all permits necessary to be secured from governmental authorities and to promptly execute such consents as such authorities may require in connection with any of the foregoing work.

(C) Neither Tenant nor anyone claiming by, through, or under this Lease shall have the right to file or place any mechanics lien or other lien of any kind or character whatsoever upon the Premises or upon the Building or improvement thereon, or upon the leasehold interest of Tenant therein, and notice is hereby given that no contractor, subcontractor, or anyone else who may furnish any material, service or labor for any building, improvements, alteration repairs or any part thereof, shall at any time be or become entitled to any lien thereon, and for the further security of the Landlord, Tenant covenants and agrees to give actual notice thereof in advance, to any and all contractors and subcontractors who may furnish or agree to furnish any such material, service or labor.

Tenant shall pay to Landlord a construction management fee equal to Landlord’s actual cost associated with such improvements, not to exceed three percent (3%) of hard costs of such improvements. Notwithstanding the foregoing, Landlord shall not be entitled to any construction management fee for (i) paint, (ii) carpet, or (iii) construction projects costing less than $10,000 in the aggregate. Landlord shall not charge any additional fees, other than the foregoing construction management fee, for the supervision or management of any work performed by Tenant.

15. [Intentionally Omitted].

16. MORTGAGEE PROVISIONS, ESTOPPEL AND SUBORDINATION.

(A) Subordination. Tenant shall, upon the written request of Landlord, agree to the subordination of this Lease and the lien hereof to the lien of any present or future mortgage upon the Premises irrespective of the time of execution or the time of recording of any such mortgage as long as such subordination is evidenced by an SNDA (as defined below). To provide for a subordination of this Lease to a Mortgage, Tenant must receive from the holder of any such Mortgage a written agreement (an “SNDA”) to the effect that (i) in the event of a foreclosure or other action taken under the Mortgage by the holder thereof, this Lease and the rights of Tenant hereunder shall not be disturbed but shall continue in full force and effect so long as no Event of Default is then continuing; and (ii) such holder will agree that in the event it or any successor assign shall be in possession of the Premises, that so long as Tenant shall observe and perform all of the obligations of Tenant to be performed pursuant to this Lease, such holder will perform all obligations of Landlord required to be performed under this Lease. The word “Mortgage” as used herein includes mortgages, deeds of trust and any sale leaseback transactions, or other similar instruments, and modifications, extensions, renewals, and replacements thereof, and any and all advances thereunder. Tenant acknowledges that Bank of America, N.A., a national banking association (the “Existing Lender”), has been identified by Landlord the current lender with respect to the Building and Tenant shall execute, upon such lender’s request, a Subordination and Non-Disturbance Agreement in the form attached hereto as Exhibit E (the “Initial SNDA”). Landlord shall endeavor to supply the fully executed Initial SNDA to Tenant within ten (10) business days following the date of the full execution of this Lease. It is understood and agreed that the delivery of the Initial SNDA pursuant to this Section constitutes a material consideration to Tenant in entering into this Lease. Consequently, if Landlord fails for any reason whatsoever to obtain and deliver to Tenant the Initial SNDA signed by Landlord and the Existing Lender within thirty (30) days after the Lease Delivery Date (as defined below), Tenant shall have the right, as its sole remedy, at law or in equity, in its sole discretion by written notice to Landlord to terminate this Lease at any time prior to Tenant’s receipt of at least two (2) fully-executed originals of the Initial SNDA. The term “Lease Delivery Date” will mean the date of Landlord’s receipt of (i) at least four (4) original counterparts of this Lease each executed by Tenant, and (ii) at least six (6) original counterparts of the Initial SNDA (as defined in Section 16(A) below) each executed and acknowledged by Tenant.

(B) Estoppel. Tenant agrees that at any time within ten (10) business days following written notice from Landlord, it will execute, acknowledge and deliver to Landlord or any proposed mortgagee or purchaser a statement in writing certifying whether this Lease is in full force and effect and, if it is in full force and effect, what modifications have been made to this Lease as of the date of Tenant’s statement and whether or not Tenant has any actual knowledge as of the date of Tenant’s statement of any defaults or offsets that exist with respect to this Lease and, if Tenant has actual knowledge of the same, what they are claimed to be, and setting forth dates to which Rent or other charges have been paid in advance, if any. In the event that Tenant fails to execute, acknowledge, and deliver to Landlord a statement as above, and if such failure continues for more than five (5) business days after a second notice from Landlord to Tenant, such failure shall constitute an Event of Default until such time as Tenant delivers a statement required by this subsection. The initial form of estoppel certificate is attached hereto as Exhibit F; provided, however, that this form of estoppel certificate is subject to such changes thereto as are necessary to make the statement being made therein factually correct.

(C) Notice. Tenant agrees to give any holder of any first mortgage or first trust deed in the nature of a mortgage (both hereinafter referred to as a “First Mortgage”) against the Premises, or any interest therein, by registered or certified mail, a copy of any notice or claim of default served upon Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of Landlord’s interest in leases, or otherwise) of the address of such First Mortgage holder.

(D) Quiet Enjoyment. Landlord covenants that it has good and sufficient right to enter into this Lease and that they alone have full right to lease the Premises for the Lease Term aforesaid. Landlord further covenants that upon performing the terms and obligations of Tenant under this Lease, Tenant will have quiet enjoyment throughout the Lease Term and any renewal or extension thereof, subject, however, to all provisions of this Lease and all laws, liens, encumbrances and restrictive covenants to which the land is subject. With respect to any future first lien mortgages, deeds of trust, or other liens entered into by Landlord any mortgagee and/or beneficiary of any deed of trust or lien (Landlord’s mortgagee), Landlord shall use commercially reasonable efforts to secure a subordination, non-disturbance and attornment agreement from Landlord’s mortgagee, in the mortgagee’s standard form, for the benefit of Tenant that will be executed and delivered by Landlord’s mortgagee to Tenant.

17. EXPIRATION OF LEASE AND SURRENDER OF POSSESSION.

(A) Holding Over. Tenant will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord. If Tenant retains possession of the Premises or any part thereof after such termination, then Landlord may, at its option, serve written notice upon Tenant that such holding over constitutes any one of (i) creation of a month-to-month tenancy, upon the terms and conditions set forth in this Lease, or (ii) creation of a tenancy at sufferance (with the right to lock-out Tenant pursuant to Section 19(C) below), in any case upon the terms and conditions set forth in this Lease; provided, however, that the monthly Base Rent (or daily Base Rent under (ii)) shall, in addition to all other sums which are to be paid by Tenant hereunder, whether or not as additional Rent, be equal to one hundred twenty-five percent (125%) of the Base Rent being paid monthly to Landlord under this Lease immediately prior to such termination (prorated in the case of (ii) on the basis of a 365-day year for each day Tenant remains in possession); provided, however, if such holding over continues for more than ninety (90) days, the percentage above will increase to one hundred fifty percent (150%). If no such notice is served, then a tenancy at sufferance shall be deemed to be created at the Rent in the preceding sentence. Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant, including the loss of any proposed subsequent tenant for any portion of the Premises; provided, however, in no event shall Tenant be liable for any special or consequential damages as a result of any holding over by Tenant unless and until such holding over has continued for more than thirty (30) days after Tenant has received written notice that Landlord has (1) located a party interested in leasing at least all or any portion of the Premises, and (2) begun discussions regarding the terms on which such party would lease at least all or any portion of the Premises. The provisions of this paragraph shall not constitute a waiver by Landlord of any right of re-entry as herein set forth; nor shall receipt of any Rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease for a breach of any of the terms, covenants, or obligations herein on Tenant’s part to be performed.

(B) Removal and Restoration. Tenant shall remove such equipment, furnishings and machinery installed by it at Tenant’s cost, as well as all improvements (other than the Tenant Improvements) for which Landlord requires (which requirement shall be made at the time that Landlord approves the plans for the applicable improvement(s)) removal at the time of its consent thereto. If no consent of Landlord was required, then Landlord may (i) require removal prior to the expiration or sooner termination of this Lease if the improvement would materially increase Landlord’s costs of demolition or is not Building standard as described in Exhibit L, attached hereto, or (ii) require restoration of the affected area to the condition that existed upon completion of the initial improvements.

However, prior to constructing any such improvement, Tenant may request in writing a determination of whether such improvement will be required to be removed or affected area restored upon the expiration or sooner termination of this Lease, and Landlord will inform Tenant within five (5) business days following receipt of such request from Tenant as to whether removal is required. If Landlord fails to respond to any such request within said five (5) business day period and such failure thereafter continues for three (3) business days after Landlord’s receipt of a second written notice thereof (such subsequent notice shall note on the first page thereof, in bold and capitalized letters, that the failure of Landlord to provide written notice to Tenant of whether removal or restoration would be required will constitute a deemed written decision by Landlord that removal and restoration to the particular item is not required. All initial Tenant improvements to the Premises shall remain and be surrendered with the Premises unless Tenant elects to remove, and removes, any such improvements from the Premises no later than the date of the expiration or any earlier termination of this Lease. Tenant shall repair any damage to the Premises caused by the installation or removal of Tenant’s trade fixtures, furnishings and equipment. Without limitation to the generality of the foregoing, at all times during the term of this Lease, Tenant shall ensure that all wiring and cabling that it installs within the Premises or Building complies with all applicable provisions of local fire and safety codes, as well as with applicable provisions of the National Electric Code. Further, upon the expiration or sooner termination of the Lease Term, Tenant shall remove all low voltage (i.e., telephone and data) cabling (but not electrical wiring) installed by or at the request of Tenant within the Premises and the Building (including the plenums, risers and rooftop) placed there by or at the direction of Tenant to the extent required by any laws, including, without limitation, local fire safety regulations or the National Electric Code. Without limitation to the remedies available to Landlord in the event that Tenant fails to comply with the terms and conditions of this subsection, Landlord may remove and dispose of such wiring and cabling and Tenant shall pay to Landlord the reasonable cost necessary for the removal and disposal of any such wires and cabling.

(C) Surrender. Subject to Section 17(B) above, upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord in good condition, ordinary wear and tear, damage by fire or other catastrophic event, and repairs which are the responsibility of Landlord excepted. Any items of personal property left in the Premises following the expiration or sooner termination of this Lease, if such failure continues uncured for more than ten (10) days after written notice thereof from Landlord to Tenant, may, at Landlord’s option, become the sole and exclusive property of Landlord and this Lease shall act as a bill of sale therefor, and Landlord may sell or discard such property. Landlord shall not have to take any special precautions or measures with regards to any property left within the Premises and Landlord shall not be deemed a bailee thereof. Without limitation to the generality of the foregoing, Landlord may discard computers, records, files, and data without regards to protecting the confidentiality of any information contained therein.

18. DEFAULT. The occurrence of one or more of the following events shall constitute a material default and breach of this Lease by Tenant (each an “Event of Default”):

(A) Failure by Tenant to make payment of any Rent herein agreed to be paid or any other payment required to be made by Tenant hereunder, as and when due, and such a failure shall continue for a period of five (5) business days after delivery to Tenant of a written notice of default;

(B) The making by Tenant or Guarantor of any assignment or arrangement for the benefit of creditors;

(C) The filing by Tenant or Guarantor of a petition in bankruptcy or for any other relief under the Federal Bankruptcy Law or any other applicable statute;

(D) The levying of an attachment, execution of other judicial seizure upon Tenant’s property in or interest under this Lease, which is not satisfied or released or the enforcement thereof stayed or superseded by an appropriate proceeding within ninety (90) days thereafter;

(E) The filing of an involuntary petition in bankruptcy or for reorganization or arrangement under the Federal Bankruptcy Law against Tenant or Guarantor and such involuntary petition is not withdrawn, dismissed, stayed or discharged within ninety (90) days from the filing thereof;

(F) The appointment of a Receiver or Trustee to take possession of the property of Tenant or of Tenant’s business or assets and the order or decree appointing such Receiver or Trustee shall have remained in force undischarged or unstayed for ninety (90) days after the entry of such order or decree;

(G) The failure by Tenant to perform or observe any other term, covenant, agreement or condition to be performed or kept by Tenant under the terms, conditions, or provisions of this Lease, and such a failure shall continue uncorrected for ten (10) business days after written notice thereof has been given by Landlord to Tenant (provided, however, Tenant may have such longer period to cure any non-monetary default provided that Tenant commences such cure within such 10-business day time period and thereafter diligently prosecutes said cure to completion).

19. REMEDIES. During the existence of any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by Law, take any of the following actions:

(A) Terminate the Lease. Terminate this Lease by giving Tenant written notice thereof, in which event, Tenant shall pay to Landlord the sum of (1) all Rent accrued hereunder through the date of termination, (2) all other amounts due under this Lease, and (3) an amount equal to (i) the total Rent that Tenant would have been required to pay for the remainder of the then in effect term of this Lease discounted to present value at a per annum rate equal to the “Prime Rate” as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of “Money Rates”, minus (ii) the then present fair rental value of the Premises for such period, similarly discounted, taking into to consideration marketing time, improvement time, whether Landlord has alternative space available in the Building (Landlord not being obligated to lease the Premises before leasing other available space), and other relevant factors. Tenant shall have the burden of proof with respect to the fair rental value of the Premises for such time period.

(B) Terminate Tenant’s Right of Possession. Terminate Tenant’s right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (1) all Rent and other amounts accrued hereunder to the date of termination of possession, (2) all other amounts due from time to time under this Lease, and (3) all Rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period. Landlord shall use commercially reasonable efforts to relet the Premises and use commercially reasonable efforts to mitigate its damages (although Landlord does not warrant that such reletting or mitigation efforts will succeed). Landlord shall not be obligated to relet the Premises before leasing other portions of the Building, and Tenant’s obligations hereunder shall not be diminished because of Landlord’s failure to relet the Premises or to collect Rent due for a reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term. Actions to collect amounts due by Tenant to Landlord under this subsection may be brought from time to time on one or more occasions, without the necessity of Landlord waiting until the Expiration Date of this Lease. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this subsection. If Landlord elects to proceed under this Section (B), it may at any time elect to terminate this Lease under (A) above. No re entry by Landlord or any action brought by Landlord to remove Tenant from the Premises shall operate to terminate this Lease unless Landlord shall have given written notice of termination to Tenant, in which event Tenant’s liability shall be as above provided.

(C) Lock Out. In the event of a monetary default beyond any applicable notice and cure period, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide notice or a new key or right of access to Tenant. This Lease supersedes Section 93.002 of the Texas Property Code to the extent of any conflict.

(D) Landlord’s Other Rights and Remedies. Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and attorneys’ fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant’s or any other occupant’s property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition required by this Lease, (4) reletting all or any part of the Premises (including brokerage commissions (prorated based on the time between the commencement of the new lease and the Expiration Date of this Lease), and other costs incidental to such reletting, but not the cost of new improvements for the new tenant), (5) performing Tenant’s obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses. Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default unless the amount of such Rent is equal to all past due amounts then owed by Tenant to Landlord, in which case the applicable monetary Event of Default will be conclusively deemed cured by Tenant. Landlord’s receipt of Rent with knowledge of any default by Tenant hereunder shall not be a waiver of such default, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless set forth in writing and signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term or violation of any other term. If Landlord repossesses the Premises pursuant to the authority herein granted, then Landlord shall have the right, after five (5) business days written notice to Tenant, to (i) remove and store, at Tenant’s expense, or (ii) sell at auction (following written notice and a thirty (30) day cure period) all of the furniture, trade fixtures, equipment and other personal property in the Premises, including that which is owned by or leased to Tenant at all times before any foreclosure thereon or repossession thereof by any lessor thereof or third party having a lien thereon, except for Tenant’s working files. Landlord may relinquish possession of all or any portion of such furniture, trade fixtures, equipment and other property to any person (a “Claimant”) who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, trade fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of the instrument. Landlord may, at its option and without prejudice to or waiver of any rights it may have, (a) escort Tenant to the Premises to retrieve any personal belongings of Tenant and/or its employees not covered by the Landlord’s statutory lien or the security interest or (b) obtain a list from Tenant of the personal property of Tenant and/or its employees, and make such property available to Tenant and/or Tenant’s employees; however, Tenant first shall pay in cash all costs and estimated expenses to be incurred in connection with the removal of such property and making it available. No right or remedy granted to Landlord herein is intended to be exclusive of any other right or remedy, and each and every right and remedy herein provided shall be cumulative and in addition to any other right or remedy hereunder or now or hereafter existing in law or equity or by statute. All rights may be exercised at any time, in any order, or Landlord may forebear upon any right, without any waiver by Landlord. In the event of termination of this Lease, Tenant waives any and all rights to redeem the Premises either given by any statute now in effect or hereafter enacted.

(E) Landlord’s Recapture Right. Landlord shall have the option (without limiting Landlord’s other rights under this Lease) of terminating this Lease upon written notice to the Tenant. If Landlord terminates this Lease as to all or any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the Landlord’s termination. Thereafter, Landlord’s termination will be without liability to Tenant.

(F) Late Fee. If any Rent or other payment required of Tenant under this Lease is not paid when due, Landlord may charge Tenant, and Tenant shall pay upon demand a fee equal to five percent of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency; provided, however, Tenant shall be entitled to written notice and a five (5) business day cure period on two (2) occasions during any twelve (12) month period before the late fee is assessed. All such fees shall be additional Rent.

(G) Interest. Tenant shall pay interest on all amounts that are more than thirty (30) days over due at the compounded annual “Prime Rate” as reported in the Wall Street Journal (or any successor periodical) at the time of the default plus six percent (6%) retroactive to the due date and continuing until paid in full.

(H) No Waiver. Receipt by Landlord of Rent or other payments from Tenant shall not be deemed to operate as a waiver of any rights of the Landlord to enforce payment of any Rent, additional Rent, or other payments previously due or which may thereafter become due, or of any rights of the Landlord to terminate this Lease or to exercise any remedy or right which otherwise might be available to the Landlord, the right of Landlord to declare a forfeiture for each and every breach of this Lease is a continuing one for the life of this Lease.

20. MISCELLANEOUS.

(A) Not Void. If any term or provision of this Lease is declared invalid or unenforceable, the remainder of this Lease shall not be affected by such determination and shall continue to be valid and enforceable.

(B) Entire Agreement. This Lease contains the entire agreement between the parties hereto and may only be amended in writing.

(C) Authority. The parties warrant to each other that this Lease is being executed with full authority of Tenant or Landlord, as applicable, and that the officers whose signatures appear hereon are duly authorized and empowered to make and execute this Lease in the name of the entity that is Tenant or Landlord, as applicable, by appropriate and legal resolution of its owners and/or governing officers, as applicable.

(D) Notices. All notices required under this Lease shall be in writing and shall be deemed to be properly served when posted by certified United States mail, postage prepaid, return receipt requested, or nationally recognized overnight courier, to the party to whom directed at the address set forth in Section 1 above or at such other address as may be from time to time designated in writing by the party changing such address.

(E) Rent. Unless the context clearly denotes the contrary, the word “Rent” or “Rental” as used in this Lease not only includes cash Rental, but also all other payments and obligations to pay assumed by Tenant, whether such obligations to pay run to the Landlord or to other parties.

(F) NO JURY TRIAL. IT IS MUTUALLY AGREED BY AND BETWEEN LANDLORD AND TENANT THAT THE RESPECTIVE PARTIES HERETO SHALL, AND THEY HEREBY DO, WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OF OR OCCUPANCY OF THE PREMISES OR ANY CLAIM OF INJURY OR DAMAGE AND ANY EMERGENCY STATUTORY OR ANY OTHER STATUTORY REMEDY. IF LANDLORD COMMENCES ANY SUMMARY PROCEEDING FOR NONPAYMENT OF RENT, TENANT WILL NOT INTERPOSE ANY COUNTERCLAIM OF WHATEVER NATURE OR DESCRIPTION IN ANY SUCH PROCEEDING.

(G) ASHRAE. Landlord shall use commercially reasonable efforts to operate and maintain the heating, cooling and ventilation (“HVAC”) system for the Premises in a manner sufficient to maintain an indoor air quality substantially in accordance with the limits required by the American Society of Heating, Air Conditioning and Refrigeration Engineers (ASHRAE) standard 62-1999. Tenant shall notify Landlord promptly upon Tenant first having knowledge of any of the following conditions at, in, on or within the Premises: standing water, water leaks, water stains, humidity, mold growth, or any unusual odors (including, but not limited, musty, moldy or mildewy odors).

(H) Confidential. Tenant agrees that the terms of this Lease will be kept confidential and shall not, without Landlord’s prior written consent, be disclosed by Tenant or by its agents, representatives and employees, except (i) to those third party professionals who have a legitimate need to know and who are informed by Tenant of the confidential nature of this Lease, (ii) as required by applicable law or process of law, or (iii) as otherwise permitted below in this subsection. Without limitation to the generality of the foregoing, but except as otherwise permitted by the immediately following sentence, under no circumstances shall Tenant divulge any of the business terms contained herein (including, without limitation, rental rates, allowances, operating expenses, options, abated rent or other concessions) to any other tenant or occupant of the Building. Notwithstanding the foregoing, (y) Tenant may disclose the terms of this Lease to prospective sublessees or assignees and to brokers, representatives and/or agents of such parties, and (z) Tenant may disclose the terms of this Lease as follows: (1) to the extent disclosure of some or all of such terms, conditions or provisions may be required by court order; (2) in connection with any sale of Tenant’s business or any merger and/or consolidation transaction involving Tenant; (3) in connection with any financing transaction involving Tenant; and (4) in connection with the interpretation and/or enforcement of Tenant’s rights hereunder. Notwithstanding the foregoing, Tenant may issue one or more press releases announcing the closing of the transaction contemplated by this Lease provided that such releases do not identify any of the financial terms set forth in this Lease other than the initial Lease Term, Tenant’s renewal option rights, and the anticipated timing of Tenant’s occupancy of the Premises.

(I) OFAC Compliance. Tenant represents and warrants that, to the best of its knowledge, Tenant and all persons and entities having an ownership interest in Tenant, as well as all guarantors of all or any portion of this Lease: (i) are not, and shall not become, a person or entity with whom Lender is restricted from doing business with under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action; (ii) are not knowingly engaged in, and shall not engage in, any dealings or transaction or be otherwise associated with such persons or entities described in (i) above; and (iii) are not, and shall not become, a person or entity whose activities are regulated by the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders thereunder.

(J) Wi-Fi. Tenant shall have the right to install a Wireless Fidelity Network (“Wi-Fi Network”) within the Premises for the use of Tenant. Notwithstanding anything to the contrary contained herein, Tenant shall, at its sole cost and expense upon termination of this Lease, remove the Wi-Fi Network from the Premises and restore any affected portion of the Premises to substantially the condition as existed prior to installation of such Wi-Fi Network. Tenant agrees that Tenant’s communications equipment associated with the Wi-Fi Network that will not cause commercially unreasonable radio frequency, electromagnetic, or other interference to any other party, or occupants of the Building or any other party. Should any interference occur, Tenant shall take all necessary steps as soon as commercially practicable and no later than ten (10) business days following such occurrence to correct such interference. If such interference continues after such 10-business day period, Tenant shall immediately cease operating Tenant’s communications equipment until such interference is corrected or remedied to Landlord’s reasonable satisfaction. Tenant acknowledges that Landlord has granted and/or may grant leases, licenses and/or other rights to other tenants and occupants of the Building and to telecommunication service providers. Tenant hereby indemnifies, hold harmless, and defends Landlord (except for matters directly resulting from Landlord’s gross negligence or willful misconduct) against all claims, losses or liabilities arising as a result of Tenant’s use and/or construction of any Wi-Fi Network.

(K) Successors, Assigns and Liability. The terms, covenants, conditions and agreements herein contained and as the same may from time to time hereafter be supplemented, modified or amended, shall apply to, bind, and inure to the benefit of the parties hereto and their legal representatives, successors and assigns, respectively. In the event either party now or hereafter shall consist of more than one person, firm or corporation, then and in such event all such person, firms and/or corporations shall be jointly and severally liable as parties hereunder.

(L) Exculpatory Provisions. It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings and agreements herein made on the part of Landlord while in form purporting to be the representations, warranties, covenants, undertakings and agreements of Landlord are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings and agreements by Landlord or for the purpose or with the intention of binding Landlord personally, but are made and intended for the purpose only of subjecting Landlord’s interest in the Premises to the terms of this Lease and for no other purpose whatsoever, and in case of default hereunder by Landlord, Tenant shall look solely to Landlord’s interest in the Property (including, without limitation, rental income, condemnation awards, insurance proceeds and sale proceeds); and that Landlord shall not have any personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, all such personal liability, if any, being expressly waived and released by Tenant and by all persons claiming by, through or under Tenant.

(M) Laws that Govern. Landlord and Tenant agree that the term and conditions of this Lease shall be governed by the Laws of the State of Texas. Venue is proper in the jurisdiction in which the Building is located, and the parties hereby submit themselves to the jurisdiction of the courts located therein.

(N) Financial Statements. Within ten (10) business days after Landlord’s request for the following together with a statement by Landlord that such request is being made in connection with (i) a contemplated financing or sale of the Property, (ii) a subordination of any rights of Landlord to the rights of Tenant’s lender, (iii) an Event of Default, or (iv) other legitimate business purpose (including, without limitation, obtaining an appraisal of the value of the Property), and, as applicable, written evidence that Landlord is actively pursuing such contemplated financing, sale or subordination transaction (such as, by way of example but without limitation, a signed agreement with a broker retained by Landlord to pursue such financing or sale transaction, a sales package prepared in respect of the Property, a loan application, or a letter of intent), Tenant shall deliver to Landlord a Financial Statement (as defined below). TENANT SHALL NOT BE REQUIRED TO REPORT THE FINANCIAL INFORMATION OF TENANT SO LONG AS (1) TENANT IS REQUIRED TO REPORT SUCH FINANCIAL INFORMATION TO THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION AND THE SAME ARE AVAILABLE TO THE PUBLIC, OR (2) FINANCIAL INFORMATION FOR TENANT IS READILY ASCERTAINABLE IN A PUBLIC FILING BY TENANT OR ANY AFFILIATE OF TENANT OR IS OTHERWISE AVAILABLE TO THE GENERAL PUBLIC. As used in this Section, the term “Financial Statement” will mean a reasonably current financial statement with respect to Tenant prepared in accordance with generally accepted accounting principles. If Landlord is relying on subpart (iv) above to request the delivery of a Financial Statement, Landlord will not make another request for the same during the twelve (12)-month time period following such request unless the basis for any such earlier request is any of subparts (i), (ii) or (iii).

(O) Access to Premises. Subject to the provisions of this subsection, (i) Landlord and its authorized agents shall have free access to the Premises at any and all reasonable times for customary services (such as regular janitorial services and other services that Landlord is required to perform on a regular basis pursuant to this Lease), and (ii) Landlord and its authorized agents shall have the right, upon not less than one (1) business days’ advance written notice to Tenant, to enter the Premises during Normal Building Hours (1) to perform non-customary services (such as non-emergency repairs), (2) to inspect the same, and (3) for the purposes pertaining to the rights of the Landlord under this Lease. Landlord and its authorized agents shall use commercially reasonable efforts to minimize any interference with operation of Tenant’s business from the Premises during any such entry, and any entry to the Premises permitted by this subsection shall be subject to such security procedures (including, without limitation, identification, sign-in, confidentiality, and escorting) as Tenant may reasonably require, provided, however, if a representative of Tenant is not present to permit an entry to the Premises permitted by this subsection, Landlord and its authorized agents may nevertheless enter the Premises pursuant to this subsection. During the last nine (9) months of the term of this Lease (as may have been extended) Landlord may show the Premises to prospective lessees during Normal Building Hours, upon at least one (1) business day’s advance written notice to Tenant and accompanied by Tenant or its agent. Notwithstanding the foregoing, Landlord shall have no right to enter into any secure areas of the Premises unless accompanied by an agent or employee designated by Tenant (whom Tenant agrees to make available). landlord shall require that cleaning and security contracts include a requirement that the contractors obtain background investigations on all personnel prior to such persons’ accessing any portion of the Premises.

(P) Real Estate Brokers. Landlord and Tenant represent that they have directly dealt with and only with brokers identified in Article 1 (whose commission shall be paid by Landlord pursuant to a separate agreement with each such broker), in connection with this Lease and EACH AGREES TO INDEMNIFY AND HOLD THE OTHER HARMLESS FROM ALL DAMAGES, LIABILITY, AND EXPENSE (INCLUDING REASONABLE ATTORNEY’S FEES) ARISING FROM ANY CLAIMS OR DEMANDS OF ANY OTHER BROKER OR BROKERS OR FINDERS CLAIMING BY OR THROUGH THE INDEMNIFYING PARTY FOR ANY COMMISSION ALLEGED TO BE DUE SUCH BROKER OR BROKERS OR FINDERS IN CONNECTION WITH THIS LEASE.

(Q) Force Majeure. Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, the party taking the action shall not be liable or responsible for, and therefore shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, terrorist activities, acts of war, governmental actions or inactions or laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such acting party, and which in any of such events, can not be overcome by the commercially reasonable efforts of the acting party (“Force Majeure”); provided, however, in no event shall Force Majeure apply to the financial obligations of either Landlord or Tenant under this Lease, including, without limitation, Tenant’s obligation to promptly pay Base Rent, Additional Rent, reimbursements or any other amount payable to Landlord as well as Tenant’s obligation to maintain insurance hereunder.

(R) WAIVER OF RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES – CONSUMER PROTECTION ACT. TENANT WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES – CONSUMER PROTECTION ACT, SECTION 17.41, ET. SEQ., BUSINESS CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS, AFTER CONSULTATION WITH AN ATTORNEY OF TENANT’S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THIS WAIVER.

(S) Energy and Environmental Initiatives. Tenant shall reasonably cooperate with Landlord at no cost to Tenant (other than as may be allowable as an inclusion as an Operating Expense) in any programs in which Landlord may elect to participate relating to the Building’s (i) energy efficiency, management, and conservation; (ii) water conservation and management; (iii) environmental standards and efficiency; (iv) recycling and reduction programs; and/or (v) safety, which participation may include, without limitation, the Leadership in Energy and Environmental Design (LEED) program and related Green Building Rating System promoted by the U.S. Green Building Council. All carbon tax credits and similar credits, offsets and deductions are the sole and exclusive property of Landlord.

(T) Reserved Rights. Landlord hereby reserves the right and at all times shall have the right to repair, change, redecorate, alter, improve, modify, renovate, enclose or make additions to any part of the Building, Building’s structure, Common Areas or the land on which the Building is located, to enclose and/or change the arrangement and/or location of driveways or parking areas or landscaping or other Common Areas; and to construct new improvements on adjacent parcels of land, all, Tenant agrees, without having committed an actual or constructive eviction of Tenant or breach of the implied warranty of suitability and without an abatement of Rent (the “Reserved Right”). When exercising the Reserved Right, Landlord will use reasonable efforts not to substantially interfere with Tenant’s use and occupancy of the Premises, and in no event will the exercise of a Reserved Right (i) cause a loss of access to the Premises, (ii) materially impair the rights of Tenant expressly provided in this Lease and/or materially diminish amenities then available to Tenant at the Property, or (iii) create a condition which is inconsistent with the first-class nature of the Property. Landlord may enter into any reciprocal access agreements, easements, or other agreements affecting the real property on which the Building is located.

(U) Exhibits. The terms and provisions of the Exhibits, Riders and Addendum (if any) attached to this Lease are hereby incorporated herein by this reference and hereby made a part hereof for all purposes. References to “the Lease” or “this Lease” shall include references to the foregoing terms and provisions.

[Remainder of Page Intentionally Left Blank]

[SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties may have executed this Lease in counterpart copies, each of which shall be deemed originals. Landlord and Tenant have executed this Lease the date and year noted above.

LANDLORD:

NODENBLE ASSOCIATES, LLC,
a Delaware limited liability company

By:	TCDFW Investment and Development, Inc.,
a Delaware corporation,
Its sole managing member

	By:	/s/ Mark C. Allyn
	Name:	Mark C. Allyn
	Title:	Executive Vice President

TENANT:

ADS ALLIANCE DATA SYSTEMS, INC.,
a Delaware corporation

By:	/s/ Michael D. Kubic
Name:	Michael D. Kubic
Title:	Senior Vice President, Corporate Controller
and Chief Accounting Officer

RIDER TO LEASE

ADDITIONAL PROVISIONS

1. This Rider Controls. The provisions set forth in this Rider control to the extent they conflict with any provision or provisions set forth in the body of this Lease.

2. Termination Option. Landlord hereby grants to Tenant an option (“Termination Option”) to terminate this Lease on the last day of the one hundred eighth (108th) full calendar month following the Commencement Date (“Termination Effective Date”) subject to the following provisions.

(a) Termination Notice. The Termination Option shall be exercisable by Tenant by written notice (“Termination Notice”) to Landlord of Tenant’s election to exercise the Termination Option, such notice to be received by Landlord at least nine (9) months prior to the Termination Effective Date. If Tenant fails to deliver to Landlord the Termination Notice on or before said date, the Termination Option shall lapse and Tenant shall have no further right to terminate this Lease pursuant to this Section 2. Effective on the date the Termination Notice is received by Landlord, all options granted pursuant to Section 3 (captioned Extension Options) and Section 4 (captioned Right of Refusal) below shall be deemed waived and of no further force or effect.

(b) Termination Fee. In consideration of Landlord’s agreement to allow the termination of this Lease, Tenant shall pay to Landlord the sum of (i)                                                                                                   Dollars ($             ), plus (ii) the unamortized portion of all Expenses (as defined below) (with interest accruing on such Expenses at the rate of nine percent (9%) per year and amortized on a straight-line basis with a 120 month term) (subject to increase in accordance with Section 4(c)(viii) below, the “Termination Fee”). Such Termination Fee shall be paid by Tenant to Landlord within sixty (60) days prior to the Termination Effective Date (provided, however, the portion of the Termination attributable to Expenses shall in no event be due less than thirty (30) days following Landlord’s delivery to Tenant of a written notice thereof, as set forth below). “Expenses” shall mean the sum of (1) legal fees incurred by Landlord for outside counsel’s preparation of this Lease, (2) commissions actually paid to the Brokers, and (3) the Allowance actually provided to Tenant. Landlord shall, within ten (10) business days after its receipt of a written request therefor (Tenant agrees not to make such a request until a reasonable period of time has elapsed after the later of [y] the Commencement Date, or [z] the date on which the entire amount of the Allowance has been disbursed or effectively disbursed to or for the benefit of Tenant), deliver to Tenant a reasonably detailed written itemization of the Expenses together with evidence of the payment by Landlord of the same, and Tenant shall be entitled to rely on such itemization for the purposes of making the Termination Fee payment pursuant to this subsection. The Termination Fee shall not be deemed to be a penalty. If the Termination Fee is not timely paid by Tenant to Landlord, the Termination Option shall lapse and Tenant shall have no right to terminate this Lease as provided herein.

(c) Survival of Obligations. In the event Tenant has satisfied the provisions of Subsection (a) and (b) above, then, as of the Termination Effective Date, all obligations of the parties shall cease and terminate in the same manner as upon expiration of the Lease Term; provided, however, that (i) Tenant shall remain liable hereunder for all obligations and liabilities which accrue under the Lease through the Termination Effective Date, including, without limitation, Tenant’s obligation to pay Rent due and payable prior to such date, and (ii) the rights and obligations of Landlord and Tenant pursuant to Sections 4(B), 4(D) and 5(B) of the Lease shall not cease or terminate but instead survive the termination of the Lease in accordance with the Termination Option. Any such amounts not due and payable prior to the Termination Effective Date, but which relate to the period prior to the Termination Effective Date, shall be paid by Tenant to Landlord, or by Landlord to Tenant, as applicable, within ten (10) days of the applicable party’s receipt of an invoice therefor from the other party.

(d) No Default. Tenant may exercise the Termination Option only if Tenant is not in default under any term or condition of this Lease beyond any applicable notice and cure period as of the date of the Termination Notice.

(e) Staggered Commencement Dates. If the Commencement Date is more than one date due to Tenant commencing business operations on floors of the Premises at different times during the Lease Term, the Commencement Date for the last floor on which Tenant begins business operations will be the date used to establish the Termination Effective Date.

3. Extension Options. Provided no Event of Default then exists, Tenant shall have the right and option to extend this Lease for two (2) consecutive periods of five (5) years each (each a “Renewal Term”) under the same terms and conditions as stated in this Lease (each an “Extension Option”) by delivering written notice of the exercise thereof to Landlord between fifteen (15) months and nine (9) months before the expiration of the then current term of this Lease. Promptly after the Market Rental Rate (as defined below) has been established, Landlord and Tenant shall execute an amendment to this Lease extending the term of this Lease on the same terms provided in this Lease, except as follows: (a) The Base Rent payable for each month during each such Renewal Term shall be determined utilizing the Market Rental Rate; (b) Tenant shall have no further renewal options unless expressly provided for pursuant to this Section 3 or granted by Landlord in writing; (c) Landlord shall lease to Tenant the Premises in its then-current condition, and Landlord shall only provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements that are generally available to tenants renewing leases of space comparable to this Lease (the amount of the Market Rental Rate shall reflect the provision of any such market allowances or other tenant inducements) unless Tenant elects in its renewal notice to lease the Premises for the applicable Renewal Term without the benefit of any such market allowances and/or inducements (in which case the Market Rental Rate shall reflect the same); and (d) the Cam Base Year and Tax Base Year shall each be modified to become the first calendar year of the applicable Renewal Term and rental obligations relative to Operating Expenses and Taxes shall be adjusted accordingly. The term “Market Rental Rate” will mean the arms-length fair market annual rental rate per rentable square foot that Landlord and owners of Comparable Properties (as defined in Section 4(A)(2) above) are, on or about the date on which the Market Rental Rate is being determined, charging for space comparable to the Premises. The determination of Market Rental Rate shall take into account any material economic differences between the terms of this Lease and any comparison lease, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses, taxes and electrical expenses. The determination of Market Rental Rate shall also take into consideration (1) any reasonably anticipated changes in the Market Rental Rate from the time such rate is being determined and the time such rate will become effective under this Lease, (2) the location, quality and age of the building, (3) floor level on which space is located, (4) any rental abatement, lease takeovers and/or assumptions, moving expenses and other concessions, (5) the term of the lease or renewal thereof, (6) the extent of the services to be provided, (7) the distinction between a “gross” and a “net” lease, (8) the base year or estimated basic cost per square foot for escalation purposes (including operating costs, insurance and ad valorem taxes), (9) the time the particular rental rate under consideration became or is to become effective, and (10) any other relevant term or condition. Landlord shall provide Tenant with Landlord’s good faith determination of the Market Rental Rate for the applicable Renewal Term not later than thirty (30) days after Tenant exercises the applicable Extension Option. Tenant shall elect, within thirty (30) days thereafter, in a writing delivered to Landlord to either (i) accept Landlord’s determination of such Market Rental Rate (in which case the Lease shall be deemed renewed for the applicable Renewal Term at such rate), or (ii) reject the same in which case the Market Rental Rate for the applicable Renewal Term will be determined in accordance with the process identified below in this Section 3. Failure by Tenant to provide such election within such 30-day time period shall constitute Tenant’s election under clause (ii) of the preceding sentence. The option herein granted shall be deemed to be personal to Tenant, and if Tenant subleases the entire Premises or otherwise assigns or transfers any interest thereof to another party such option shall lapse, unless such assignment, sublease or transfer was (x) a Permitted Transfer, or (y) at the time of Tenant’s exercise of an Extension Option the total aggregate amount of space subleased (or transferred) is less than half of the entire area of the Premises.

If Tenant rejects or is deemed to have rejected Landlord’s determination of the Market Rental Rate for the applicable Renewal Term, then Landlord and Tenant shall meet in an effort to negotiate, in good faith, the Market Rental Rate applicable to the Premises. If Landlord and Tenant have not agreed upon the Market Rental Rate applicable to the Premises within five (5) days, then Landlord and Tenant shall attempt to agree, in good faith, upon a single broker not later than fifteen (15) business days thereafter who shall determine the Market Rental Rate for the Premises. If Landlord and Tenant are unable to agree upon a single broker within such time period, then Landlord and Tenant shall each appoint one broker not later than twenty (20) business days thereafter. Not later than ten (10) business days after the appointment of the second broker, the two appointed brokers shall appoint a third broker. If either Landlord or Tenant fails to appoint a broker within the prescribed time period, the single broker appointed shall determine the Market Rental Rate. If both parties fail to appoint brokers within the prescribed time periods, then the first broker thereafter selected by a party shall determine the Market Rental Rate. If a single broker is chosen, then such broker shall determine the Market Rental Rate applicable to the Premises. Otherwise, the Market Rental Rate shall be the arithmetic average of two (2) of the three (3) determinations which are the closest in amount, and the third determination shall be disregarded. Landlord and Tenant shall instruct the brokers to complete their determination of the Market Rental Rate not later than fifteen (15) business days after the appointment of the final broker. Each party shall bear the costs of its own broker, and the parties shall share equally the cost of the single or third broker if applicable. Each broker shall have at least ten (10) years’ experience in the leasing of Comparable Properties and shall be a licensed real estate broker.

4. Right of Refusal (Evergreen).

(a) Grant of Right of Refusal. Subject to the provisions as hereinafter set forth, Landlord hereby grants to Tenant a right of refusal (“Right of Refusal”) to lease from Landlord all or any portion of the fifth floor of the Building (“Refusal Space”).

(b) ROFR Terms; Exercise Notice. During the initial Term, if Landlord and a third party have agreed upon terms that Landlord desires to accept (“ROFR Terms”) to lease the Refusal Space or a portion thereof, Landlord shall first give to Tenant notice that Landlord has negotiated such terms with a third party and describing the terms and conditions of such ROFR Terms (“ROFR Terms Notice”). Tenant may exercise the Right of Refusal by giving Landlord written notice (“Exercise Notice”) within ten (10) business days after the date of the ROFR Terms Notice of Tenant’s desire to lease that portion of the Refusal Space set forth in the ROFR Terms. Hereinafter the term “Refusal Space” shall be and shall mean the Refusal Space or portion thereof set forth in the ROFR Terms Notice. If less than fifteen (15) months remain on the initial Term of the Lease as of the date that will be the commencement of the lease of the Refusal Space, then Tenant must also exercise the Extension Option set forth in Section 3 above.

(c) Expansion Amendment. After receipt of the Exercise Notice, Landlord and Tenant shall enter into an amendment of the Lease “Expansion Amendment” acceptable to Landlord and Tenant. Such Expansion Amendment shall provide that from and after the applicable date on which the Refusal Space is leased by Tenant (“Expansion Commencement Date”), the Lease shall be deemed modified as follows.

(i) Base Rent for the Refusal Space shall be as set forth in the ROFR Terms;

(ii) Tenant’s Share applicable to the Refusal Space shall be a fraction, the numerator of which shall be the number of rentable square feet in the Refusal Space and the denominator of which shall be the number of rentable square feet in the Building (as both shall be reasonably determined by Landlord);

(iii) The Base Year applicable to the Refusal Space shall be as set forth in the ROFR Terms;

(iv) Tenant shall accept the Refusal Space in the time, condition and manner described in the ROFR Terms;

(v) Tenant’s lease of the Refusal Space shall be for the term set forth in the ROFR Terms;

(vi) Other applicable terms and conditions of the ROFR Terms shall modify the Lease;

(vi) For all purposes under the Lease, other than for the applicable calculations set forth above, the term “Premises” shall be deemed to include the Refusal Space; and

(viii) The Termination Fee shall be increased by an amount equal to (x) three (3) months of gross rental applicable to the Refusal Space as of the Termination Effective Date multiplied by a fraction, the numerator of which is the number of months between the commencement of the lease of the Refusal Space and the Termination Effective Date and the denominator of which is the number of months in the initial term of the Refusal Space, plus (y) the unamortized portion (on a straight line basis) of all Expenses (with interest accruing on such Expenses at the rate of nine percent (9%) per year) applicable to the Refusal Space.

(d) Failure to Exercise. If Tenant does not exercise its Right of Refusal in the time and manner set forth herein, Landlord may elect to lease the Refusal Space to the third party with whom it negotiated it ROFR Terms.

(e) No Default. Tenant may exercise the Right of Refusal, and an exercise thereof shall only be effective, provided that Tenant is not in default of any term or condition of this Lease beyond any applicable notice or cure period as of the date of either the ROFR Terms Notice or the Exercise Notice.

(f) Not Transferable. Tenant acknowledges and agrees that the Right of Refusal shall be deemed personal to Tenant and if Tenant subleases, assigns or otherwise transfers any interests hereunder to any person or entity prior to the exercise of the Right of Refusal, other than pursuant to a Permitted Transfer, as of the time of the Exercise Notice, the Right of Refusal shall lapse and be forever waived, unless such assignment, sublease or transfer was (x) a Permitted Transfer, or (y) at the time of the Exercise Notice the total aggregate amount of space subleased (or transferred) is equal to one full floor or less.

5. Signage.

(a) Monument. Tenant shall be allowed the most prominent placement on the monument signage currently available on the monument sign, which shall list a maximum of four (4) tenants of the Building.

(b) Crown. So long as Tenant Leases two (2) full floors of space and occupies at least one (1) full floor of space within the Building (or so long as Tenant leases and occupies more space than any other tenant in the Building), then Landlord shall permit Tenant to install signage on the north and south facades of the “crown” of the Building, and Landlord shall not grant any future signage rights on the crown of the Building and Landlord shall not permit any such signage (to the extent that Landlord may withhold such permission).

(c) General. All costs associated with the fabrication, installation, maintenance, removal and replacement of Tenant’s signage referenced in this Section shall be the sole responsibility of Tenant, and may be paid from the Allowance. Tenant shall maintain such signage in good condition and repair. Tenant shall remove such signage and repair any damage caused thereby, at its sole cost and expense, upon the expiration or sooner termination of the Lease. The sign as well as its color, content, size, location and other specifications of any such signage shall be in accordance with the terms and conditions of the Lease, and shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed, as well as the approval of the City of Plano, the Legacy Design Review Board, and Shops at Legacy (North), L.P. to the extent any of the foregoing are required by applicable Laws. If Landlord fails to approve or reasonably disapprove of Tenant’s signage within ten (10) business days following receipt of plans and specifications therefor, and such failure thereafter continues for five (5) business days after Landlord’s receipt of a second written notice thereof (such subsequent notice shall note on the first page thereof, in bold and capitalized letters, that the failure of Landlord to provide written notice to Tenant of Landlord’s decision to give or withhold its consent to the proposed signage plans and specification will constitute a deemed written consent by Landlord to the proposed signage plans and specifications), Landlord will be deemed to have consented in writing to the applicable proposed signage plans and specifications. Further, Tenant shall ensure that all signage complies with any and all applicable local zoning codes and building regulations.

(d) Building Standard Identification. All Building standard identification signage for Tenant will be provided by Landlord at no cost to Tenant.

(e) Future Tenants’ Signage. Following the date of this Lease, Landlord will only grant rights for other tenants to place one (1) additional sign on the “eyebrow” (between the 1st and 2nd floors) of the Building (which signage is limited to the following types of tenants: banks, financial services companies, title companies, and travel agencies), and one (1) addition sign on the exterior of the parking garage (which signage is limited to tenants in the Building or other buildings in the Legacy complex that are banks or financial services companies). No future signage rights will be granted on the exterior of the Building between the 2nd and 8th floors, and Landlord shall not permit any such signage (to the extent that Landlord may withhold such permission).

6. Satellite Dish. Tenant may, at its sole cost and expense but without the payment of any fee or other charge to Landlord, install and operate (for Tenant’s or its Permitted Transferees’ use and not for use by other parties or “for profit” services provided for the benefit of third parties) during the term of this Lease, a small (not to exceed eighteen (18) inches in diameter) satellite dish (hereinafter the “Satellite Dish”) on the existing satellite rack on the roof of the Building (hereinafter the “Installation Area”). The installation of such Satellite Dish shall be subject to the following:

(a) Tenant shall not install the Satellite Dish until it receives prior written approval from Landlord with respect to such installation, which approval shall not be unreasonably withheld, conditioned or delayed. Prior to commencing installation, Tenant shall provide Landlord with (1) detailed plans and specifications for the installation of the Satellite Dish, and (2) copies of all required permits, licenses and authorizations, which Tenant will obtain at its own expense and which Tenant will maintain at all times during the operation of the Satellite Dish. The installation of the Satellite Dish will include the connection of the same via cabling to the Premises with no fee or other charge payable by Tenant. No installation will be permitted if Tenant has not provided Landlord with a certificate of insurance evidencing that Tenant has obtained and is maintaining the liability insurance Tenant is obligated by this Lease to obtain and maintain during the Lease Term.

(b) Tenant shall repair in a good and workmanlike manner any damage to the roof of the Building caused by the installation of the Satellite Dish. Tenant will cause the maintenance of the Satellite Dish on the roof or the operation thereof to not cause interference with any telecommunications, mechanical or other systems either located at or servicing the Building (whether belonging to or utilized by Landlord or any other tenant or occupant of the Building) or located at or servicing any building, premises or location in the vicinity of the Building limited however to that permissible under applicable F.C.C. regulations to the extent that such regulations apply. Tenant will cause the installation, existence, maintenance and operation of the Satellite Dish to comply with all applicable laws, ordinances, rules, orders, regulations, etc. of any Federal, State, county and municipal authorities having jurisdiction thereover.

(c) The contractors performing the installation of the Satellite Dish and/or performing any work on or to the roof or risers of the Building shall be approved by Landlord prior to the commencement of any work, such approval to not be unreasonably withheld, conditioned or delayed.

(d) Tenant covenants and agrees that the installation, operation and removal of the Satellite Dish will be at its sole risk. Tenant agrees to indemnify and defend Landlord against all claims, actions, damages, liabilities and expenses including reasonable attorney’s fees and disbursements in connection with the loss of life, personal injury, damage to property or business or any other loss or injury or as a result of any litigation arising out of the installation, operation or removal of the Satellite Dish other than any removal by or on behalf of Landlord.

(e) Landlord, at its sole option, may require Tenant, at any time prior to the Expiration Date, to terminate the operation of the Satellite Dish if it is causing physical damage to the structural exterior of the Building, interfering with any other service provided to other tenants in the Building, interfering with any other tenant’s business, in excess of that permissible under F.C.C. regulations to the extent that such regulations apply and such regulations shall not require such tenants or those providing such services to correct such interference. Notwithstanding the foregoing, if Tenant can correct the damage or disturbance caused by the Satellite Dish to Landlord’s reasonable satisfaction, Tenant may restore its operation. If the Satellite Dish is not corrected and restored to operation within thirty (30) days, Landlord, at its sole option, may require that Tenant remove the Satellite Dish at its own expense.

(f) At the expiration or sooner termination of this Lease, or upon termination of the operation of the Satellite Dish, or revocation of any license issued, Tenant shall remove the Satellite Dish (and all associated wiring and other appurtenances) from the Building and repair and damage caused thereby, at Tenant’s sole cost and expense. Tenant shall leave the Installation Area in the condition existing on the date of installation, reasonable wear and tear and damage due to fire or other catastrophic event excepted. If Tenant does not remove the Satellite Dish when so required, and such failure continues for more than ten (10) business days after delivery to Tenant of written notice thereof, Tenant hereby authorizes Landlord to remove and dispose of the Satellite Dish and to charge Tenant for all reasonable costs and expenses incurred.

7. Fiber Optic. Landlord shall permit Tenant and its Permitted Transferees to use during the term of this Lease, at no charge to any such parties, on a non-exclusive basis certain non-leasable space within the Building (for example, conduit, chase or riser space) designated by Landlord as for the general use of tenants as may be reasonably necessary to connect/integrate voice/data cabling and/or wiring between (i) the floors of the Premises, (ii) such floors and the roof of the Building, and (iii) such floors and the Generator and, in this regard, Tenant and its Permitted Transferees’ shall have the sole use of two (2) [one (1) to the North and one (1) to the South] of the four inch conduits comprising the Building’s fiber optic loop system.

8. Generator.

(a) Subject to the terms and conditions hereinafter set forth, Tenant shall have the right to install and maintain, at Tenant’s option, a portable or a permanent diesel powered electric generator and related equipment (the “Generator”) on the land outside of the Building at a location identified on Exhibit F attached hereto. The pad site specifications and Generator specifications are attached hereto as Exhibit F. Tenant may use the existing conduits for the Generator. Landlord shall construct the Generator pad and tilt panel screening (“Landlord’s Generator Improvements”) at its sole cost and expense within a reasonable amount of time after Landlord’s execution and delivery of this Lease.

(b) Tenant shall submit to Landlord for approval plans for the Generator (including connections and related equipment) which plans shall specify noise levels. Landlord shall not unreasonably withhold or delay its approval for said plans.

(c) Tenant shall comply with all ordinances, codes and regulations regarding the Generator (including the storage and handling of diesel fuel or other petroleum products) and shall obtain all permits therefor. Prior to commencing installation, Tenant shall provide Landlord with copies of all required governmental and quasi-governmental permits, licenses and authorizations which Tenant will obtain at its own expense and which Tenant will maintain at all time during the operation of the Generator. Landlord may withhold approval if the installation or operation of the Generator may damage the structural integrity of the Building, interfere with any Building systems, or violate any applicable laws. No installation of the Generator will be permitted if Tenant has not provided Landlord with a certificate of insurance evidencing that Tenant has obtained and is maintaining the liability insurance Tenant is obligated by this Lease to obtain and maintain during the Lease Term.

(d) All cost of installation, operation, maintenance and removal of the Generator (excluding, however, Landlord’s Generator Improvements) shall be the obligation of Tenant, including the cost of repair for damage to any portion of the land or Building caused by such installation, operation, maintenance or removal. Tenant shall repair in a good and workmanlike manner any damage to the Property caused by the installation of the Generator. Tenant shall cause the operation and maintenance of the Generator to not cause interference with any mechanical or other systems either located at or servicing the Building. Tenant will cause the installation, existence, maintenance and operation of the Generator to comply with all applicable laws, ordinances, rules, orders, regulations, etc. of any Federal, State, county and municipal authorities having jurisdiction thereover. The provisions of this Lease applicable to the construction/installation of improvements within the Premises will also be applicable to the installation of the Generator. The contractors performing the installation of the Generator and/or performing any work on the Property related thereto shall be approved by Landlord prior to the commencement of any work, which approval shall not be unreasonably withheld or delayed.

(e) Upon the expiration or any earlier termination of this Lease or in the event Tenant desires to remove the Generator, Tenant shall promptly remove the Generator and repair the portion of the land or Building which was altered or damaged, if any, in connection with the installation, operation, maintenance or removal of the Generator (excluding, however, Landlord’s Generator Improvements) and otherwise leave the area in which the Generator was installed in the condition existing on the date of installation, reasonable wear and tear and damage due to fire or other catastrophic event excepted. If Tenant does not remove the Generator in the time and manner required, Tenant, after prior written notice to Tenant to remove said Generator and Tenant’s failure to do so within fifteen days of the date of Tenant’s receipt of such notice, hereby authorizes Landlord to take all reasonable measures to fulfill Tenant’s obligations hereunder and to charge Tenant for all costs and expenses incurred.

(f) Tenant shall indemnify and hold Landlord harmless from any and all damages, injury, loss, liability, costs or claims (including, without limitation, court costs and reasonable attorneys’ fees) directly or indirectly resulting from the installation, operation, maintenance or removal of the Generator other than any removal by or on behalf of Landlord and excluding, in any event, Landlord’s Generator Improvements.

9. Elevators. Landlord shall ensure that a minimum of one (1) elevator will automatically return to the eighth floor and come to “rest/sleep” there during Normal Building Hours.

10. Security and Painting the Stairwell. Landlord shall expand the Building security system to include the interconnecting fire stairwell, subject to Tenant’s reimbursement of reasonable costs associated therewith. Tenant may, at its sole cost and expense, paint the stairwell, subject to the terms and conditions of the Lease applicable thereto, compliance with local codes applicable thereto, and Landlord’s reasonable prior written approval of the color.

11. Supplemental HVAC. Tenant shall have the right to (A) install and maintain during the term of the Lease, at no charge to Tenant, up to two (2) HVAC units to provide service to the Premises, and (B) perform such work as is necessary to connect and/or integrate the foregoing to or with the Premises and/or equipment located therein. Such supplemental HVAC units must fit into an area on the roof not to exceed 24 feet by 6 feet, the exact location of which is shown on Exhibit J attached hereto and incorporated herein. Tenant shall screen such units at its sole cost and expense, to the extent that either (i) such screening is required by local code or by any applicable owners association, or (ii) if all other HVAC is screened. The exact specifications of the HVAC equipment and screening is subject to Landlord’s prior written approval, which approval will not be unreasonably withheld, conditioned or delayed. If applicable, Landlord will approve the nature and location of Tenant’s initial equipment as provided in the plans and specifications for the Tenant Improvements; provided, however, that if Landlord disapproves the proposed location of Tenant’s initial equipment, Landlord shall designate another roof location. Tenant’s rooftop equipment shall remain the exclusive property of Tenant, and Tenant (y) shall have the right to remove Tenant’s rooftop equipment at any time during the term of this Lease, and (z) must repair any damage caused by the installation, use or removal of such items. Other than roof penetrations in accordance with design criteria applicable thereto, no roof penetration shall be made in connection with such installation without the prior written consent of Landlord, and Landlord shall have the right to require that any penetrations approved by Landlord shall be made by or coordinated with Landlord’s roofing contractor so as to not void any roofing warranty. Tenant shall operate Tenant’s rooftop equipment in a manner so as to not unreasonably interfere with usage of similar equipment by other tenants or occupants of the Building and to otherwise comply with all Laws applicable thereto. The provisions of this Lease applicable to the construction/installation of improvements within the Premises will also be applicable to the construction/installation of equipment on the roof of the Building. Any such HVAC unit shall be subject to approval of the City of Plano, the Legacy Design Review Board, and Shops at Legacy (North), L.P. to the extent any of the foregoing are required by applicable Laws. Upon the expiration or sooner termination of this Lease, Tenant shall remove all screening, equipment, cabling, and connections (but not ductwork) and return all affected areas to their original condition, ordinary wear and tear and damage due to Casualty excepted, unless removal is excused in writing by Landlord.

12. Miscellaneous.

(a) Tenant has the right to maintain within the Premises one or more vending or dispensing machines as well as refrigerators, microwave ovens, dishwashers, and other cooking or cleaning appliances to be utilized by Tenant or any other Tenant Party only in connection with the use of the Premises permitted by this Lease. Tenant shall also have the right to change any locks to doors of the Premises or install additional locks on such doors provided that Landlord at all times during the term of the Lease has been provided with means of access to the Premises from the exterior thereof (whether by key, security card or other means).

(b) Tenant shall have the right, at its sole expense, to install and maintain, within the Premises and at the entrances to the Premises for purposes of limiting or providing access to the Premises, an electronic card key access system, cipher locks, proximity card readers, palm readers, retinal scanner security devices, video cameras and/or such other security devices as may be approved by Landlord in writing, which approval will not be unreasonably withheld, conditioned or delayed. The foregoing may, if feasible, be integrated with Landlord’s access control system, if any, presently in place at the Building, and the foregoing shall be and remain the property of Tenant notwithstanding anything to the contrary contained in this Lease. Landlord agrees to provide to Tenant, within a reasonable amount of time after Landlord’s receipt of a written request therefor, such information gathered by Landlord’s controlled access system, if any, as Tenant may reasonably request. Notwithstanding the foregoing or anything else to the contrary contained in this Lease, Tenant shall have the right to surrender possession of any of Tenant’s security system/devices with respect to the Premises and/or Building to Landlord at the time of the expiration or any earlier termination of this Lease, in which case the same shall in no event be deemed to have been abandoned by Tenant and Tenant’s failure to remove the same from the Premises and/or Building at such time shall not constitute a default by Tenant under this Lease, but such security system/devices shall in such case become the property of Landlord.

(c) Landlord waives, disclaims, relinquishes and releases all prejudgment statutory, constitutional and/or contractual liens and any other interests or rights granted to Landlord by or under present or future Laws with respect to this Lease and any property of Tenant or any Permitted Transferees located at the Premises. Landlord agrees, within ten (10) days after written request from Tenant, to execute an instrument in form reasonably satisfactory to Landlord in favor of any lender, lessor, vendor or supplier of Tenant, confirming Landlord’s waiver and relinquishment of Landlord’s rights with respect to property owned by Tenant and located at the Property (collectively, “Tenant’s Personalty”). Such instrument shall also permit such lender, lessor, vendor or supplier to remove Tenant’s Personalty after the expiration or any earlier termination of this Lease or any termination of Tenant’s right to possession of the Premises provided such party repairs any damage resulting from such entry and/or removal, and shall further require that such lender, lessor, vendor or supplier remove Tenant’s Personalty after such party’s receipt of written notice from Landlord of the expiration or any earlier termination of this Lease or any termination of Tenant’s right to possession of the Premises, failing which, Landlord shall be permitted, at Landlord’s option, to remove Tenant’s Personalty and store same for the account of Tenant. If such lender, lessor, vendor or supplier fails to remove Tenant’s Personalty within thirty (30) days after receipt of such written notice from Landlord, Tenant’s Personalty shall be deemed abandoned, all security interests or liens of such vendor, lender, supplier or other claimant shall be waived or relinquished without requirement of any further act or notice and Landlord may, at Tenant’s expense, remove same and store or dispose of such property for Tenant’s account.

(d) Notwithstanding anything to the contrary contained in this Lease, (1) Tenant shall in no event be liable for consequential, special, punitive or exemplary damages (except as otherwise provided to the contrary in Section 17(A) of this Lease) or loss of business or profits and Landlord hereby waives any and all claims for such damages, and (2) in no event will any indemnification obligations of Tenant created by this Lease cover any Claims to the extent (1) caused by the negligence or willful misconduct of Landlord or any other Related Parties, or due to a default under this Lease beyond any applicable notice and cure period by Landlord, or (2) waived by Landlord in Section 9(B) of this Lease.

(e) Landlord represents and warrants that, as of the date of this Lease, (i) Landlord is the sole owner of the Property and the Property is not subject to any liens securing indebtedness payable by Landlord other than those held by Bank of America, N.A., (ii) the Premises is not presently leased to another party and no party or parties has/have any rights to lease all or any portion of the Premises, whether pursuant to an expansion option, right of first offer, right of first refusal, or otherwise, (iii) Landlord has no current actual knowledge, nor has Landlord received written notice from any governmental authority since Landlord acquired the Property, of any existing or threatened material violation of any Laws applicable to the ownership, operation, use, maintenance or condition of the Building or any part thereof, (iv) to Landlord’s current actual knowledge, there are no leases, covenants, conditions, restrictions, easements, or zoning or other laws applicable to the Premises in effect as of the date of this Lease that prohibit or would prevent the use of the Premises for the Permitted Use, and (v) Landlord has no current actual knowledge of any defects existing with respect to the Premises and/or existing leasehold improvements located therein as of the date of this Lease (including, without limitation, all Building systems exclusively servicing the same).

(f) Except following the occurrence of a catastrophic event affecting the Premises or any termination of Tenant’s right to possess the Premises, and subject to the terms and provisions of this Lease applicable thereto, Tenant shall have access to the Premises 24-hours per day, seven (7) days per week (such access to include, without limitation, access to the internal stairwell(s) of the Building to move, as applicable, from one floor of the Premises to another and to evacuate the Premises). Tenant shall also have reasonable access to portions of the Property other than the Premises (for example, the roof of the Building) as is needed in order to satisfy obligations of Tenant under this Lease, subject to reasonable rules and regulations). References to “Tenant” in the preceding two (2) sentences will include Tenant Parties.

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